UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL CADDIES, INC.

(Exact name of registrant in its charter)

Oklahoma	7370	47-1386357
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15210 N Scottsdale Rd., Suite 280

Scottsdale, AZ 85254

480-626-2423

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

National Registered Agents, Inc. of Oklahoma

1833 South Morgan Road

Oklahoma City, OK 73128

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Luke C. Zouvas, Esq.

Zouvas Law Group, P.C.

2750 Womble Road, Suite 107

San Diego, CA 92106

Tel. No.: (619) 688-1715

Fax No.: (619)-688-1716

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	20,000,000	$0.20 (3)	$4,000,000.00	$515.20
Common stock, $0.001 par value per share, issuable upon exercise of Offering Warrants	10,000,000	$0.40 (4)	$4,000,000.00	$515.20
Common stock, $0.001 par value per share	20,567,630	$0.20 (5)	$4,113,526.00	$529.82
Common stock, $0.001 par value per share	1,749,733	$0.20 (6)	$349,946.60	$45.07
Common stock, $0.001 par value per share, issuable upon exercise of First Investor Warrants	10,283,815	$0.40 (7)	$4,113,526.00	$529.82
Common stock, $0.001 par value per share, issuable upon exercise of Placement Agent Private Placement Offering Warrants	3,085,144	$0.40 (8)	$1,234,057.60	$158.95
Common stock, $0.001 par value per share, issuable upon exercise of Placement Agent Debt Offering Warrants	190,402 (9)	$0.31 (10)	$59,024.62	$7.60
Common stock, $0.001 par value per share, issuable upon exercise of Lender Warrants	1,935,484 (11)	$0.31 (12)	$600,000.04	$77.28
Common stock, $0.001 par value per share, issuable upon exercise of Second Investor Warrants	1,575,000	$0.20 (13)	$315,000.00	$40.57
Common stock, $0.001 par value per share, issuable upon exercise of Third Investor Warrants	5,665,000	$0.20 (14)	$1,133,000.00	$145.93
Total	75,052,208	$—	$19,918,080.86	$2,565.44

(1)	This Registration Statement covers:

a.	A direct public offering by the Company of:

i.	Up to 20,000,000 shares of our common stock;

ii.	Up to 10,000,000 shares (the “Offering Warrant Shares”) of common stock issuable upon the exercise of the warrants to be issued and registered hereto (the “Offering Warrants”) at an exercise price of $0.40; and

b.	The resale by our selling shareholders (the “Selling Shareholders”) of:

i.	Up to 20,567,630 shares (the “2014 Purchased Shares”) of common stock previously issued at a price of $0.20 per share to the Selling Shareholders in connection with a private placement that closed on April 17, 2014;

ii.	Up to 1,749,733 shares (the “2013 Purchased Shares”) of common stock previously issued at a price of $0.15 per share to the Selling Shareholders in connection with a private placement that closed on October 28, 2013;

iii.	Up to 10,283,815 shares (the “First Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “First Investor Warrants”) at an exercise price of $0.40 that were previously issued to the Selling Shareholders in connection with a private placement that closed on April 17, 2014;

iv.	Up to 3,085,144 shares (the “Placement Agent Private Placement Offering Warrant Shares”) of common stock issuable upon the exercise of outstanding placement agent’s warrants (the “Placement Agent Private Placement Offering Warrants”) at an exercise price of $0.40 that were previously issued to the placement agent pursuant to an engagement agreement dated November 7, 2013;

v.	Up to 190,402 shares (the “Placement Agent Debt Offering Warrant Shares”) of common stock issuable upon the exercise of outstanding placement agent’s warrants (the “Placement Agent Debt Offering Warrants”) at an at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to the placement agent pursuant to an engagement agreement dated May 1, 2014;

vi.	Up to 1,935,484 shares (the “Lender Warrant Shares”) of common stock issuable upon the exercise of outstanding lender’s warrants (the “Lender Warrants”) at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to Venture Lending & Leasing VI, Inc. and Venture Lending & Leasing VII, Inc. (collectively “Lender”) pursuant to a loan and security agreement dated May 30, 2014;

vii.	Up to 1,575,000 shares (the “Second Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Second Investor Warrants”) at an exercise price of $0.20 that were previously issued to the Selling Shareholders in connection with a private placement that closed in January 2013; and

viii.	Up to 5,665,000 shares (the “Third Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Third Investor Warrants”) at an exercise price of $0.20 that were previously issued to the Selling Shareholders in connection with a private placement that closed in June 2013.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act solely for the purposes of calculating the registration fee based upon a bona fide estimate of the maximum offering price.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act. The proposed maximum offering price is determined by the price at which the Warrants may be exercised.

(5)	Estimated in accordance with Rule 457(a) of the Securities Act solely for the purposes of calculating the registration fee based upon on a bona fide estimate of the maximum offering price.

(6)	Estimated in accordance with Rule 457(a) of the Securities Act solely for the purposes of calculating the registration fee based upon a bona fide estimate of the maximum offering price.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act. The proposed maximum offering price is determined by the price at which the Warrants may be exercised.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act. The proposed maximum offering price is determined by the price at which the Warrants may be exercised.

(9)	We are registering 190,402 shares of our common stock issuable upon the exercise of outstanding placement agent debt offering warrants (the “Placement Agent Debt Offering Warrants”) at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to Paulson Investment Company LLC and its assigns (collectively “Placement Agent”) pursuant to an engagement agreement dated May 1, 2014 (the “Paulson Debt Offering Engagement Agreement”) which provides that the Placement Agent shall receive that certain number of warrants to purchase the common stock of the Company equal to the number of warrants issued under the Loan and Security Agreement (as defined hereinafter). In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the conversion provisions of the Loan and Security Agreement (as defined hereinafter) require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(10)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act. The proposed maximum offering price is determined by the price at which the Warrants may be exercised.

(11)	We are registering 1,935,484 shares of our common stock issuable upon the exercise of outstanding lender’s warrants (the “Lender Warrants”) at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to Venture Lending & Leasing VI, Inc. and Venture Lending & Leasing VII, Inc. (collectively “Lender”) pursuant to a loan and security agreement dated May 30, 2014 (the “Loan and Security Agreement”). In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the conversion provisions of the Loan and Security Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(12)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act. The proposed maximum offering price is determined by the highest price at which the Warrants may be exercised.

(13)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act. The proposed maximum offering price is determined by the highest price at which the Warrants may be exercised.

(14)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act. The proposed maximum offering price is determined by the highest price at which the Warrants may be exercised.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 19, 2014

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•	Direct Public Offering Prospectus. A prospectus regarding our offering of an aggregate of 30,000,000 shares, which includes the following: (i) up to 20,000,000 shares of our common stock; and (ii) up to 10,000,000 shares (the “Offering Warrant Shares”) of common stock issuable upon the exercise of the warrants registered hereto (the “Offering Warrants”) at an exercise price of $0.40 in a direct public offering (the “Direct Public Offering Prospectus”). However, while the Company does not have any agreements in place to sell the shares with the involvement of underwriters or broker-dealers, the Company may engage such underwriters or broker-dealers in the future. Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $8,000,000, comprised of $4,000,000 for newly issued shares, at an offering price of $0.20 per share, and $4,000,000 upon exercise of the newly issued Offering Warrants.

•	Resale Prospectus. A prospectus to be used for the resale by the Selling Shareholder (the “Resale Prospectus”) of an aggregate of 45,052,208 shares, which includes the following:

i.	Up to 20,567,630 shares (the “2014 Purchased Shares”) of common stock previously issued at a price of $0.20 per share to the Selling Shareholders in connection with a private placement that closed on April 17, 2014;

ii.	Up to 1,749,733shares (the “2013 Purchased Shares”) of common stock previously issued at a price of $0.15 per share to the Selling Shareholders in connection with a private placement that closed on October 28, 2013;

iii.	Up to 10,283,815 shares (the “First Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “First Investor Warrants”) at an exercise price of $0.40 that were previously issued to the Selling Shareholders in connection with a private placement that closed on April 17, 2014;

iv.	Up to 3,085,144 shares (the “Placement Agent Warrant Shares”) of common stock issuable upon the exercise of outstanding placement agent’s warrants (the “Placement Agent Warrants”) at an exercise price of $0.40 that were previously issued to the placement agent pursuant to an engagement agreement dated November 7, 2013;

v.	Up to 190,402 shares (the “Placement Agent Debt Offering Warrant Shares”) of common stock issuable upon the exercise of outstanding placement agent’s warrants (the “Placement Agent Debt Offering Warrants”) at an at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to the placement agent pursuant to an engagement agreement dated May 1, 2014;

vi.	Up to 1,935,484 shares (the “Lender Warrant Shares”) of common stock issuable upon the exercise of outstanding lender’s warrants (the “Lender Warrants”) at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to Venture Lending & Leasing VI, Inc. and Venture Lending & Leasing VII, Inc. (collectively “Lender”) pursuant to a loan and security agreement dated May 30, 2014.;

vii.	Up to 1,575,000 shares (the “Second Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Second Investor Warrants”) at an exercise price of $0.20 that were previously issued to the Selling Shareholders in connection with a private placement that closed in January 2013; and

viii.	Up to 5,665,000 shares (the “Third Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Third Investor Warrants”) at an exercise price of $0.20 that were previously issued to the Selling Shareholders in connection with a private placement that closed in June 2013.

The First Investor Warrants, Second Investor Warrants, Third Investor Warrants, Placement Agent Private Placement Warrants, Placement Agent Debt Offering Warrants and Lender Warrants are referred to collectively as the “Warrants” and the First Investor Warrant Shares, Second Investor Warrant Shares, Third Investor Warrant Shares, Placement Agent Private Placement Warrant Shares, Placement Agent Debt Offering Warrant Shares and Lender Warrant Shares issuable under the Warrants are referred to collectively as the “Warrant Shares”

The Resale Prospectus is substantively identical to the Direct Public Offering Prospectus, except for the following principal points:

•	They contain different outside and inside front covers;
•	They contain different Offering sections;
•	They contain different Use of Proceeds sections;
•	A Selling Shareholders section is included in the Resale Prospectus;
•	They contain different Plan of Distribution sections;
•	The Dilution section is deleted from the Resale Prospectus;
•	References in the Direct Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
•	They contain different outside back covers.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Direct Public Offering Prospectus.

DIGITAL CADDIES, INC.

15210 N Scottsdale Rd., Suite 280

Scottsdale, AZ 85254

Tel: 480-626-2423

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

We are offering for sale up to 20,000,000 shares of our common stock with an offering price of $0.20 per share and 10,000,000 warrants (the “Offering Warrants”) to purchase shares of our common stock with an exercise price of $0.40 per share (the “Offering”). This Offering shall be conducted by the Company in a direct private offering. However, while the Company does not have any agreements in place to sell the shares with the involvement of underwriters or broker-dealers, the Company may engage such underwriters or broker-dealers in the future. Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $8,000,000, comprised of $4,000,000 for newly issued shares, at an offering price of $0.20 per share, and $4,000,000 upon exercise of the newly issued Offering Warrants. There is no minimum number of shares or warrants that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares or the exercise of the offered warrants. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares and the warrants. This Prospectus will permit our officers and directors to sell the shares and warrants directly to the public, with no commission or other remuneration payable to them for any shares or warrants they may sell. Our officers and directors will offer our shares at a fixed price of $0.20 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. Our officers and directors will offer our warrants with an exercise price of $0.40 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

Digital Caddies, Inc. is a development stage company and currently has limited operations. Any investment in the securities offered herein involves a high degree of risk. You should only purchase securities if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Digital Caddies, Inc.

Our common stock is currently quoted on the OTC Pink Sheets under the symbol “CADY”. On August 14, 2014, the closing price of our common stock was $0.181 per share.

This prospectus covers the primary direct public offering by the Company of 20,000,000 shares of common stock and 10,000,000 warrants to purchase shares of our common stock. The Company is concurrently conducting a resale offering for 45,052,208 shares, which is covered in a separate resale prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 11 HEREOF BEFORE BUYING ANY SHARES OF DIGITAL CADDIES, INC.’S COMMON STOCK.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Digital Caddies, Inc. (referred to herein as the “Company,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and notes before making an investment decision.

Business Overview

Digital Caddies, Inc. (“CADY” or the “Company”) is a corporation which was incorporated under the laws of the State of Oklahoma on September 7, 2011. The shares of stock and warrants of the Company were previously held in the name of DNA Beverage Corp., a Nevada Corporation, prior to the Company completing a holding company formation pursuant to Section 1081(a) of the Oklahoma General Corporation Laws. The Company’s fiscal year end is October 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

The evolution of tablet technology and wireless connectivity has enabled Digital Caddies, Inc., a golf-centric technology and information-dissemination company to leverage its extensive relationships and industry knowledge to create a rapidly expanding, nationwide, highly monetizable, audience we are calling The Players Network. Digital Caddies is an informational medium that most notably enables advertisers to intimately engage one of the most attractive, and sought after demographics in the US - the country’s golfers and golf enthusiasts.

Digital Caddies connects golfers to advertisers by installing multifunctional web-enabled interactive tablets (currently manufactured by Samsung) in golf cars that operate on and are owned by golf courses across the United States. These robust, Internet-connected interactive tablets provide a host of services to both golfers and golf courses alike. Once interactive tablets are installed on a golf course, players can be provided with a number of interactive, engaging services and applications, such as GPS-based hole/course information, scoring applications, messaging platforms (for cart-to-cart and cart-to-course communications), the ability to wirelessly call for the beverage cart, plus news, weather, sports, entertainment and more. In addition, our platform provides a broad portfolio of course management tools designed to enable course managers to improve player pace of play via GPS-based cart tracking and communications, potentially increase merchandise and concession sales via real-time on-tablet promotions, and access to additional revenue streams (e.g., sale of local advertising.) All of these services are currently provided to the golf course free of charge, although we may elect to charge for these services in the future.

Although, we expect to derive other revenue from in-app purchases, transaction revenue, and charging for other data related services, the majority of our initial revenue will come from the sale of advertising. As is the case with most advertising-based business models, our ability to attract advertisers, generate revenues and garner premium advertising rates (known as “Cost Per Mille,” “CPM” or cost per thousand impressions) will be highly dependent upon a number of key factors including: (i) the attractiveness and density of our primary demographic; (ii) the amount of reach and/or viewership; (iii) the dwell time (that is, how long a viewer looks at a particular screen); and (iv) the data (that is, what is known about a viewer and what information can be collected for the advertiser). Given that we bring advertisers a highly homogenous, highly affluent audience, about which we will be able to collect highly valuable data, we believe that advertisers will be very interested in presenting their message on our Digital Caddies. We further believe that as our audience continues to expand, its attractiveness to advertisers will grow exponentially. In fact, although there is no assurance, we reasonably believe that Digital Caddies could achieve a viewership of approximately 2 million golfers per month by late 2015.

We launched the beta version of the Digital Caddies platform in June 2013, then formally launched the platform in November 2013, and have signed contracts with three of North America’s top golf course management firms, Troon, OB Sports and NGM, who collectively manage over 280 golf courses across the United States. To date, we have installations at more than 140 golf courses, and have completed partnerships with many third party ad networks to help monetize The Players Network.

SUMMARY OF THIS OFFERING

The Issuer	Digital Caddies, Inc.

Securities being offered	Up to 20,000,000 shares of Common Stock is being offered for sale by the Company and 10,000,000 shares issuable pursuant to the exercise of warrants to purchase shares of Common Stock, this collectively represents approximately 33.468% of the currently issued and outstanding shares of the Company's Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$0.20

Duration of Offering	The shares and warrants are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of shares Outstanding before the Offering	There are 89,734,973 shares of Common Stock issued and outstanding as of August 14, 2014.

Net Proceeds to the Company

The Company is offering a maximum of 20,000,000 shares of Common Stock, $0.001 par value, at an offering price of $0.20 per Share for net proceeds to the Company of $4,000,000.00. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

The Company is offering a maximum of 10,000,000 shares issuable pursuant to the exercise of warrants to purchase of Common Stock, $0.001 par value, at an exercise price of $0.40 per Share for net proceeds to the Company of $4,000,000.00 if all of the warrants are sold and exercised. The exercise price will be payable at any time after the date of issuance and prior to the maturity date of such warrants and, accordingly, funds received from subscribers in this Offering will be released to the Company when the warrants are exercised.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to build infrastructure for our the network, install golf courses with equipment, pay for wireless connectivity, pay for increased sales and marketing, administrative expenses, operating expenses, and working capital.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

Trading Symbol	Our common stock is currently quoted on the OTC Pink Sheets under the symbol “CADY”.

 RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they may lose their investment.

Since there is no minimum with respect to the number of securities to be sold directly by the Company in this Offering, if only a few securities are sold, we may not have enough capital to sustain our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this Offering may not be sufficient to meet the objectives we state in this Prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered securities is significantly speculative and involves significant risks. The offered securities should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered securities, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered securities should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price of our Common Stock is substantially higher than the net tangible book value per share of our outstanding Common Stock immediately after this Offering. Therefore, if you purchase our Common Stock in this offering, you will incur immediate dilution of $0.1520 in net tangible book value per share from the price you paid.

As a result of the concurrent offering by the Company and the Selling Shareholders, we may not be able to sell the shares being offered by us which will reduce the amount of capital available for our operations.

The Company and Selling Shareholders will be offering securities of the Company at the same time. The Selling Shareholders are not officers or directors of the Company and will not be selling shares on behalf of the Company under the Offering. The sale of shares by the Selling Shareholders is not contingent upon the Company selling a minimum number of its shares. Due to the concurrent offering, the Company and Selling Shareholders may be competing for potential investors. While we do not believe we will be approaching the same potential investors, we may inadvertently do so and if there is a conflict, it is possible that we may not be able to fully subscribe our offering. In that event, the overall proceeds to the Company from our offering may be decreased which would decrease the amount of capital available for our business operations. Further, sales of a substantial number of shares of our common stock by the Selling Shareholders could impair our ability to raise capital through the sale of additional equity securities.

RISKS ASSOCIATED WITH OUR COMPANY’S BUSINESS

We are in the early stages of implementing our network.

While our company has generated revenues in the past from a GPS product for golfers, in November 2013 we launched the new Digital Caddies platform, which is a significant departure from our prior business. Consequently, our business has many of the characteristics, and faces many of the challenges, of a new company. There is no assurance that we will be able to generate significant or sufficient revenue from our new operations to reach or sustain profitability. New or emerging companies frequently face cash flow and other problems as they grow. Frequently such companies require substantial additional capital to reach a point where cash flow becomes positive. Therefore we may be faced with problems in the future that we have not yet encountered. Our future success will depend on our ability to attract and retain golf course management companies and course operators to deploy our networked tablet-based services and applications and to attract advertisers. We have only just started this new venture and have not yet tested out ability to sustain operations through advertising; therefore, we cannot guarantee that we will be successful.

We have a limited operating history, which may make it more difficult for investors to evaluate our business.

Although our founders have been working on the concepts underpinning our recently launched network since 2003, our new business model, which is an advertising-based revenue stream, was only implemented in November 2013. Our platform has only been installed in 140 courses to date, and, although we earned $992,538 in revenue for the fiscal year ending October 31, 2013 primarily from sponsor revenue, our operating history is limited. Therefore, our Company has a limited operating history on which to base an evaluation of our new business and future prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and evolving markets such as ours. The risks include, but are not limited to, unproven ability to attract advertisers willing to pay rates we deem adequate and the management of growth. To address these risks, we must, among other things, implement and successfully execute our business and marketing strategy, develop our marketing capabilities, provide high quality dependable products and service, develop and implement financial and other business systems, respond to competitive developments and attract, retain and motivate qualified personnel. We cannot assure you that we will be successful in addressing the risks we may encounter, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may not be able to achieve or subsequently maintain profitability.

We have earned $992,538 in total revenue during the fiscal year ended October 31, 2013, primarily from sponsorship from the Company’s partners. Our ability to generate revenue and profitability will first require us to install a meaningful and sustainable number of tablets on golf cars in order to convince advertisers to spend their dollars to reach our users. To date, we have implemented our Digital Caddies tablets on cars at 140 courses. Until we reach a significantly greater critical mass that is also proven to be sustainable, it will be difficult to attract advertisers and command the advertising rates we feel is warranted and that we will need to achieve and maintain profitability. We may never reach that critical mass point, and even if we do, there is no assurance that we will be able to maintain profitability.

If we are unable to maintain and promote our brand, our business and operating results may be harmed.

We believe that maintaining and promoting our brand is critical to expanding our base of users and advertisers. Maintaining and promoting our brand will depend largely on our ability to provide useful, interesting and/or entertaining information and services for golfers and course operators on a platform that works reliably and delivers as promised. We may introduce new features, products or services that golfers, golf course managers or advertisers do not like, or our network may not function as it should, either of which could negatively impact our brand. Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not achieve the desired goals. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and operating results could be adversely affected. If Digital Caddies users do not have a positive experience, it will be more difficult to market our offerings, which will, in turn, impact our ability to increase revenues through quality advertising.

Our growth will depend on our ability to develop and maintain our reputation.

Although our revenues will be derived primarily from advertising placed on wireless tablets installed on golf cars, our success will depend in large part on satisfying golf course management and operators and their golf patrons by providing the applications and services on Digital Caddies that they want or need, and by a delivering high quality products and service. If we provide a platform that does not function as promised, our reputation could be damaged and it may become difficult to attract users for Digital Caddies and advertisers willing to spend their advertising dollars to place ads on our network. This, in turn, could have a negative effect on our operations and results, and it could be difficult to recover once our reputation is damaged.

We expect to need additional financing, there is no certainty that we will have access to capital when needed, and such additional financings may result in dilution to our stockholders.

Even if the Offering is fully subscribed, of which there is no assurance, we may need to raise additional capital in order to fully implement our plan. Our ability to obtain additional financing, if and when required, will depend on investor and lender demand, our operating performance, the condition of the capital markets and other factors, and we cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our Common Stock, and our existing stockholders may experience dilution. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support the operation or growth of our business could be significantly impaired and our operating results may be harmed.

If we fail to grow our user base, we may have difficulty attracting advertisers, which could stifle revenue growth and could impact our ability to achieve profitability.

Under our current business plan, we provide the Digital Caddies platform to golf course operators at no cost. While our wireless tablet-based platform makes available a broad portfolio of applications and data of interest to both golfers and golf course operators, our revenue is generated from digital advertisers eager to engage the highly sought after golfer demographic by means of targeted advertising on the wireless-enabled tablet. Therefore, our future financial performance will be significantly determined by our success in growing the number of golfers who sit in golf cars equipped with the Digital Caddies tablet platform. We expect to generate a substantial portion of our revenue based upon engagement by golfers with the ads that are displayed on the tablets. Therefore, it is critically important that we be able to demonstrate to golf course operators the value we can bring to their operations, in terms of improved player turnover and increased revenue from merchandise and concession sales, as well as to create a more exciting, interactive and satisfying golf experience for their patrons. If golf course operators do not perceive meaningful benefits from using our platform, it will be much more difficult to grow our user base and consequently, our revenues. There is no assurance that we will be successful in these efforts.

We expect to generate the majority of our revenue from advertising. The failure to attract advertisers and the loss of advertising revenue if we are not able to maintain our relationships with advertisers could harm our business.

The substantial majority of our revenue will be generated from third parties advertising on the Digital Caddies platform. Our advertisers do not have long-term advertising commitments with us, and there are numerous outlets for these companies to spend their advertising dollars. Advertising agencies and potential new advertisers may perceive the Digital Caddies platform as experimental and unproven, and we may need to devote additional time and resources to educate them about our products and services. Advertisers will not continue to do business with us, or they will reduce the prices they are willing to pay to advertise with us, if we do not deliver ads in an effective manner or if they do not believe that their investment in advertising with us will generate a competitive return relative to alternatives. An inability to generate advertising interest in the Digital Caddies platform or a reduction in demand for advertising space on our platform, either of which could reduce the prices we command for our ads, could negatively affect our revenue and operating results.

If we are unable to compete effectively for advertisers, our business and operating results could be harmed.

Although we have developed a platform that provides a broad array of applications and data we believe will be highly sought after by golfers and golf course operators, we face intense competition for advertising dollars in the golf space. We compete against many companies and businesses for advertising dollars, including companies with far greater financial resources and substantially larger user bases, such as online and mobile businesses, and traditional media outlets such as television, radio and print. In order to grow our revenue and improve our operating results, we must develop a sound marketing strategy and allocate any funds devoted to growing our marketing base in a profitable manner. There is no assurance that we will be successful.

Our business could be harmed if we lose a member of our management team.

Our future performance will be substantially dependent on the continued services of our management team and our ability to retain and motivate them. The loss of the services of any of our executive officers could harm our business.

We may not be able to hire and retain a sufficient number of qualified employees.

In part, our future success will depend on our ability to attract, train, retain and motivate other highly skilled technical, managerial, marketing and customer support personnel as necessary. Competition for these personnel can be intense, and we may be unable to successfully attract sufficiently qualified personnel. Our Company currently is operated by the members of our management team, most of whom who have been with our Company since its inception, and independent contractors. We expect that our rate of hiring will proceed at a rapid pace after completion of this Offering. To manage the expected growth of our operations, we will need to integrate new employees into our business operations. Our inability to hire, integrate and retain qualified personnel as necessary may reduce the quality of our programs, products and services and could harm our business.

We would be harmed if security measures fail.

We rely on systems and security to protect our trade secrets and other proprietary information. Although strict non-disclosure agreements are in place, if the security measures that we use to protect trade secret information and our engineering and databases are ineffective, our business would be harmed. We cannot predict whether new technological developments could allow these security measures to be circumvented. In addition, our software, databases and servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to spend resources to protect against security breaches or to alleviate problems caused by any breaches. We cannot assure that we can prevent all security breaches.

Our operating results may fluctuate from period to period, which makes them difficult to predict.

Our limited operating history and the rapid evolution of the market for our products and services make it difficult for us to predict our future performance. Additionally, although our prior business model was golf-centric, it bears little resemblance to our current business. Therefore, our past quarterly operating results cannot be used as an indicator of future performance. Our operating results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•	Our ability to grow our user base and user engagement;
•	Our ability to attract and retain advertisers;
•	Fluctuations in spending by our advertisers, including as a result of seasonality and extraordinary events;
•	The pricing of our ads;
•	Our ability to maintain or increase revenue, improve gross margins and operating margins;
•	Seasonality,
•	Increases in research and development, marketing and sales and other operating expenses that we may incur to grow and expand our operations and to remain competitive;
•	System failures resulting in the inaccessibility of our products and services;
•	Breaches of securities or privacy, and the costs associated with remediating any such breaches; and
•	Changes in global business or macroeconomic conditions.

Investors should not rely on our operating results for any prior periods as an indication of our future operating performance. Fluctuations in our revenue can lead to even greater fluctuations in our operating results. Our budgeted expense levels depend in part on our expectations of long-term future revenue. Given relatively fixed operating costs related to our personnel and facilities, any substantial adjustment to our expenses to account for lower than expected levels of revenue will be difficult and take time. Consequently, if our revenue does not meet projected levels, our operating expenses would be high relative to our revenue, which would negatively affect our operating performance. If our revenue or operating results do not meet or exceed the expectations of investors or securities analysts or fall below any guidance we may in the future provide to the market, the price of our common stock may decline.

Our business depends on continued and unimpeded access to our Digital Caddies platform through the Internet by our users and advertisers. If we or our users experience disruptions in Internet service, we could incur additional expenses and the loss of users and advertisers.

We depend on the ability of our users and advertisers to access the Internet. Currently, this access is provided under a contract with Sprint Solutions, Inc. and is completely out of our control. Players will be accessing the Digital Caddies platform during their time on the golf course and therefore, disruptions in Internet access during their golf games will render our product and services unworkable for the intended purposes. If access problems become commonplace so that our users are unable to access the applications and data precisely at the time they want access, we will find it more difficult to retain users and advertisers and to attract new users and advertisers. In such circumstances, our operating results could be adversely affected.

If we are unable to maintain a high level of product quality, customer satisfaction and demand for our products and services could suffer, which could, in turn, cause a decline in advertising revenue.

Advertising revenue is a function of a number of factors, including, among others, the targeted demographic group, the number of eyeballs, the likelihood of engagement and the amount of likely time spent engaging. We believe the Digital Caddies platform offers advertisers compelling reasons to choose to advertise on our platform, given the highly sought after demographic that typically plays golf and the amount of time spent playing each round. However, in order to attract and retain advertisers and to be able to generate the advertising price we believe is warranted, we must provide customers (the golf course operators and their patrons) with quality applications and information that our users will find valuable, interesting or entertaining. If we are unable to provide customers with quality products and customer support, we could face customer dissatisfaction, decreased overall demand for our platform and loss of revenue. In addition, our inability to meet customer service expectations may damage our reputation and could consequently limit our ability to retain existing customers and attract new customers, which would adversely affect our ability to generate advertising revenue and negatively impact our operating results.

We may not be able to continue to add new customers and increase sales to our existing customers, which could adversely affect our operating results.

Our growth is dependent on our ability to continue to attract new customers while retaining and expanding our service offerings to existing customers. Growth in the demand for our services may be inhibited, and we may be unable to sustain growth in our customer base, for a number of reasons, such as:

•	Our inability to market our services in a cost-effective manner to new customers;
•	The inability of our customers to differentiate our services from those of our competitors or our inability to effectively communicate such distinctions;
•	Our inability to successfully communicate to businesses the benefits of outsourcing their hosting needs;
•	Our inability to penetrate international markets;
•	Our inability to expand our sales to existing customers;
•	Our inability to strengthen awareness of our brand; and
•	Reliability, quality or compatibility problems with our network.

Our costs associated with increasing revenue from existing customers are generally lower than costs associated with generating revenue from new customers. Therefore, a reduction in the rate of revenue increase from our existing customers, even if offset by an increase in revenue from new customers, could reduce our operating margins. Any failure by us to continue attracting new customers or grow our revenue from existing customers could have a material adverse effect on our operating results.

If we fail to effectively manage our growth, our business and operating results could be harmed.

Providing the Digital Caddies platform to our users is costly, and we expect our expenses to continue to increase in the future as we broaden our user base and increase user engagement, and as we develop and implement new features, products and services that could require more infrastructure. In addition, our operating expenses, such as our research and development expenses and sales and marketing expenses, are expected to grow rapidly as we have expand our business. We expect to continue to invest in our infrastructure in order to enable us to provide our products and services rapidly and reliably to users around the country and eventually, internationally, including in countries where we do not expect significant near-term monetization. Continued growth could also strain our ability to maintain reliable service levels for our users and advertisers, develop and improve our operational, financial, legal and management controls, and enhance our reporting systems and procedures. Our expenses may grow faster than our revenue, and our expenses may be greater than we anticipate. Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition would be harmed.

We expect to experience growth in our headcount and operations following this Offering, which will place significant demands on our management, operational and financial infrastructure. We expect to make substantial investments to expand our operations, research and development, sales and marketing and general and administrative organizations. We face significant competition for employees, and we may not be able to hire employees quickly enough to meet our needs. To attract highly skilled personnel, we have to offer highly competitive compensation packages. As we continue to grow, we could become subject to the risks of over-hiring, over-compensating our employees and over-expanding our operating infrastructure, and to the challenges of integrating, developing and motivating a rapidly growing employee base in dispersed geographic locations, including, eventually, various countries around the world. If we fail to effectively manage our hiring needs and successfully integrate our new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer and our business and operating results could be adversely affected.

If we are unable to adapt to evolving industry standards and customer demands in a timely and cost-effective manner, our ability to sustain and grow our business may suffer.

Our market is characterized by evolving industry standards, and frequent new product announcements, all of which impact the way in which the market may potentially receive our products. These characteristics are magnified by the intense competition in our industry. To be successful, we must adapt to our rapidly changing market by continually improving the performance, features, and quality of our products and marketing and modifying our business strategies accordingly. Our ability to sustain and grow our business would suffer if we fail to respond to these changes in a timely and cost-effective manner. Our failure to provide services to compete with new products could lead us to lose current and potential customers or could cause us to incur substantial costs, which would harm our operating results and financial condition.

We may not be able to compete successfully against current and future competitors.

Our industry is highly competitive. We expect that we will face additional competition from our existing competitors as well as new market entrants in the future. Many of our current and potential competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater brand recognition, and more established relationships in the industry than we do. As a result, some of these competitors may be able to:

•	Develop superior products or services, gain greater market acceptance, and expand their service offerings more efficiently or more rapidly;
•	Adapt to new or emerging technologies and changes in customer requirements more quickly;
•	Take advantage of acquisition and other opportunities more readily;
•	Adopt more aggressive pricing policies and devote greater resources to the promotion, marketing, and sales of their services; and
•	Devote greater resources to the research and development of their products and services.

If our security measures are breached, or if our products and services are subject to attacks that degrade or deny the ability of users to access our products and services, our products and services may be perceived as not being secure, users and advertisers may curtail or stop using our products and services and our business and operating results could be harmed.

Our products and services involve the storage and transmission of users’ and advertisers’ information, and security breaches expose us to a risk of loss of this information, litigation and potential liability. We could experience cyber-attacks of varying degrees, and as a result, unauthorized parties could obtain access to our data or our users’ or advertisers’ data. Additionally, outside parties may attempt to fraudulently induce employees, users or advertisers to disclose sensitive information in order to gain access to our data or our users’ or advertisers’ data or accounts, or may otherwise obtain access to such data or accounts. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation and a loss of confidence in the security of our products and services that could have an adverse effect on our business and operating results. Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed, we could lose users and advertisers and we may incur significant legal and financial exposure, including legal claims and regulatory fines and penalties. Any of these actions could have a material and adverse effect on our business, reputation and operating results.

We may be accused of infringing the proprietary rights of others, which could subject us to costly and time-consuming litigation and require us to discontinue services that infringe the rights of others.

There may be intellectual property rights held by others, including issued or pending patents, trademarks, and service marks that cover significant aspects of our products, branding or business methods, including intellectual property that we own or have licensed from third parties. Companies in our industry, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks, service marks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. These or other parties could claim that we have misappropriated or misused intellectual property rights and any such intellectual property claim against us, regardless of merit, could be time consuming and expensive to settle or litigate and could divert the attention of our technical and management personnel. An adverse determination also could prevent us from offering our services to our customers and may require that we procure or develop substitute services that do not infringe. For any intellectual property rights claim against us or our customers, we may have to pay damages, indemnify our customers against damages or stop using intellectual property found to be in violation of a third party’s rights. We may be unable to replace that intellectual property with intellectual property that have the same features or functionality and that are of equal quality and performance standards on commercially reasonable terms or at all. Obtaining replacement intellectual property may significantly increase our operating expenses or may require us to restrict our business activities in one or more respects. We may also be required to develop alternative non-infringing intellectual property, which could require significant effort, time, and expense.

We may not be successful in protecting and enforcing our intellectual property rights, which could adversely affect our financial condition and operating results.

We primarily rely on copyright, trademark, service mark, and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights, all of which provide only limited protection. We rely on copyright, patent and trademark laws to protect our proprietary rights. We cannot assure you that any future copyright, trademark or service mark registrations will be issued for pending or future applications or that any registered or unregistered copyrights, trademarks or service marks will be enforceable or provide adequate protection of our proprietary rights. We endeavor to enter into agreements with our employees and contractors and agreements with parties with whom we do business to limit access to and disclosure of our proprietary information. The steps we have taken, however, may not prevent unauthorized use or the reverse engineering of our products. Moreover, others may independently develop products that are substantially equivalent, superior to, or otherwise competitive to our products or that infringe our intellectual property. Moreover, we may be unable to prevent competitors from acquiring trademarks or service marks and other proprietary rights that are similar to, infringe upon, or diminish the value of our trademarks and service marks and our other proprietary rights. Enforcement of our intellectual property rights also depends on successful legal actions against infringers and parties who misappropriate our proprietary information and trade secrets, but these actions may not be successful, even when our rights have been infringed. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the U.S. Despite the measures taken by us, it may be possible for a third party to copy or otherwise obtain and use our technology and information without authorization. Policing unauthorized use of our proprietary technologies and other intellectual property and our services is difficult, and litigation could become necessary in the future to enforce our intellectual property rights. Any litigation could be time consuming and expensive to prosecute or resolve, result in substantial diversion of management attention and resources, and harm our business, financial condition, and results of operations.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Rule 13a-15(f) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and
•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We depend on our suppliers, some of which are the sole source for specific components, and our production would be seriously harmed if these suppliers are not able to meet our demand and alternative sources are not available, or if the costs of components rise.

We currently install Samsung Android tablets as the user tool to access the Digital Caddies platform. However, supplies for such tablets may become unavailable. Alternative sources may not be available for these tablets. If there are shortages in supply of tablets or our existing agreements are terminated or otherwise not honored, additional costs for tablets may rise. If suppliers are unable to meet our demand for tablets on a timely basis and if we are unable to obtain an alternative source or if the price of the alternative source is prohibitive, or if the costs of tablets rise, our ability to maintain timely and cost-effective production of our products would be seriously harmed.

We depend on third party licensors for the digital map data, and our business and/or gross margins could be harmed if we become unable to continue licensing such mapping data or if the royalty costs for such data rise.

We license digital mapping data for use in our products from various sources.  There are only a limited number of suppliers of mapping data for each geographical region.  Although we do not foresee difficulty in continuing to license data at favorable pricing, if we are unable to continue licensing such mapping data and are unable to obtain an alternative source our ability to supply mapping data for use in our products would be seriously harmed.

Our products rely on the Global Positioning System.

The Global Positioning System is a satellite-based navigation and positioning system consisting of a constellation of orbiting satellites.  The satellites and their ground control and monitoring stations are maintained and operated by the United States Department of Defense.  The Department of Defense does not currently charge users for access to the satellite signals.  These satellites and their ground support systems are complex electronic systems subject to electronic and mechanical failures and possible sabotage. The satellites were originally designed to have lives of 7.5 years and are subject to damage by the hostile space environment in which they operate.  However, of the current deployment of satellites in place, some have been operating for more than 12 years.

If a significant number of satellites were to become inoperable, unavailable or are not replaced, it would impair the current utility of our Global Positioning System products and would have a material negative effect on our business.  In addition, there can be no assurance that the U.S. government will remain committed to the operation and maintenance of Global Positioning System satellites over a long period, or that the policies of the U.S. government that provide for the use of the Global Positioning System without charge and without accuracy degradation will remain unchanged.  Because of the increasing commercial applications of the Global Positioning System, other U.S. government agencies may become involved in the administration or the regulation of the use of Global Positioning System signals.  However, in a presidential policy statement issued on June 28, 2010, the Obama administration indicated that the U.S. is committed to supporting and improving the Global Positioning System and will continue providing it without assessing direct user fees. However, there is no guarantee that future governmental administrations will continue this policy.

Any of the foregoing factors could affect the willingness of buyers of our products to select Global Positioning System-based products instead of products based on competing technologies.

Any reallocation of radio frequency spectrum could cause interference with the reception of Global Positioning System signals. This interference could harm our business.

Our Global Positioning System technology is dependent on the use of the Standard Positioning Service (SPS) provided by the U.S. Government’s Global Positioning System satellites.  The Global Positioning System operates in radio frequency bands that are globally allocated for radio navigation satellite services.  The assignment of spectrum is controlled by an international organization known as the International Telecommunications Union (‘‘ITU’’).  The Federal Communications Commission (‘‘FCC’’) is responsible for the assignment of spectrum for non-government use in the United States in accordance with ITU regulations.  Any ITU or FCC reallocation of radio frequency spectrum, including frequency band segmentation or sharing of spectrum, could cause interference with the reception of Global Positioning System signals and may materially and adversely affect the utility and reliability of our products, which would, in turn, have a material adverse effect on our operating results.  In addition, emissions from mobile satellite service and other equipment operating in adjacent frequency bands or in-band may materially and adversely affect the utility and reliability of our products, which could result in a material adverse effect on our operating results. The  FCC  continually  receives  proposals  for  new technologies and services, such as ultra-wideband  technologies,  which may seek to operate in, or across,  the radio  frequency  bands currently used by the GPS SPS.  Adverse  decisions by the FCC that result in harmful interference to the delivery of the GPS SPS may  materially  and  adversely  affect the utility  and  reliability  of our  products,  which  could  result in a material adverse effect on our business and financial condition.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	Competition;
•	Additions or departures of key personnel;
•	The Company’s ability to execute its business plan;
•	Operating results that fall below expectations;
•	Loss of any strategic relationship;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Articles of Incorporation and amendments thereto authorize the issuance of 225,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

An active trading market for our common stock may never develop or be sustained.

We cannot assure you that an active trading market for our Common Stock will develop in the future or, if developed, that any market will be sustained. Accordingly, you may be required to hold your Shares indefinitely or to sell them at a price that does not meet your expectations, if at all.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

 DETERMINATION OF OFFERING PRICE

The offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third-party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. Digital Caddies, Inc. expects to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

Not taking into account any possible additional funding or revenues, Digital Caddies, Inc. intends to use the proceeds from this offering as follows. The following chart indicates the amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item.  The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

Application of Proceeds
	$ Amount	% of Total
Total Offering Proceeds (1)	8,000,000	100.00
Offering Expenses(2)	600,000	7.5%
Legal Fees and Expenses	20,000.25%
Audit Fees and Expenses (3)	40,000.5%
SEC Registration Fee	2,565.44	0.032%
Transfer Agent & Registration Fees & Expenses	4,000.05%
Miscellaneous Expenses	20,000.25%
Total Offering Expenses	686,565.44	8.58%

Net Proceeds from Offering	7,313,434.56
Use of Net Proceeds
Legal and Accounting Fees	100,000	1.25%
Inventory/Equipment	2,500,000	31.25%
Marketing & Advertising	900,000	11.25%
Working Capital	3,813,434.56	47.67%
Total Use of Net Proceeds

Total Use of Proceeds	8,000,000	100.00

(1)	Total offering proceeds as set forth herein assumes that all of the Warrants offered herein are sold and exercised in full.

(2)	The Offering Expenses shall only be incurred if the Company engages a third party to market the offering.

(3)	Audit fees are strictly related to the amount of work performed by our auditor, and the percentage of shares sold in this offering has no impact on our audit fees. If we do not raise sufficient funds from this offering to cover audit related fees, we will have to seek additional outside financing to cover such expenses.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 18-24 months. Our management has determined that the maximum amount of funds received from this offering would be sufficient to cover our intended plan of operations contemplated hereby. The Company will use any proceeds received to file reports with the Securities and Exchange Commission, as well as to proceed with the Company’s intended business. However, there can be no assurance that the Company will raise any funds through its direct participation offering. As with any form of financing, there are uncertainties concerning the availability of such funds and the likelihood that such funds will be available to the Company on terms acceptable to us.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Digital Caddies, Inc. has issued and outstanding as of the date of this prospectus 89,734,973 shares of Common Stock. The Company is registering an additional 20,000,000 shares of its Common Stock for sale at the price of $0.20 per share and an additional 10,000,000 warrants that are exercisable to purchase shares of the Company’s Common Stock at an exercise price of $0.40 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Brad Nightingale, our Chief Executive Officer, is not now and has not been within the past 12 months, a broker or dealer, and has not been within the past 12 months an associated person of a broker or dealer. At the end of the Offering, Mr. Nightingale will continue to perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Nightingale will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This Offering will start on the date of this prospectus and continue for a period of up to 180 days, unless extended by our Board of Directors for an additional 90 days

Procedures for Subscribing

If you decide to subscribe for any securities in this Offering, you must:

1.	Execute and deliver a subscription agreement; and

2.	Deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection (or to any such applicable broker-dealer or underwriter that may be engaged by the Company in connection with the offering in the future).

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Digital Caddies, Inc.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	Contains a toll-free telephone number for inquiries on disciplinary actions;
•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	Contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	Bid and offer quotations for the penny stock;
•	Details of the compensation of the broker-dealer and its salesperson in the transaction;
•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Registration Rights

We have not granted registration rights to any persons in connection with the direct public offering.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 89,734,973 shares of Common Stock outstanding as of April 30, 2014. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this Offering assuming the offering price of $0.20 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 20,000,000 shares offered by the Company hereunder, at an Offering Price of $0.20 per share, the pro forma net tangible book value of the Company would have been $0.048 per share, representing an immediate increase in tangible book value of $0.0338 per share to existing shareholders and an immediate dilution of $0.1520 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	20,000,000 Shares (100%)	10,000,000 Shares (50%)	5,000,000 Shares (25%)	2,000,000 Shares (10%)
Offering price per share	$0.20	0.20	0.20	0.20
Net tangible book value per share before Offering	$0.0142	0.0142	0.0142	0.0142
Increase per share attributable to new investors	$0.0338	0.0186	0.0092	0.0040
Pro forma net tangible book value per share after Offering	$0.0480	0.0328	0.0234	0.0182
Dilution per share to new investors	$0.1520	0.1672	0.1766	0.1818

DESCRIPTION OF PROPERTY

Our principal executive office is located at 15210 N. Scottsdale Rd., Suite 280, Scottsdale, AZ 85254.  We currently rent this space for approximately $5,500 USD a month.  Currently, this space is sufficient to meet our needs; however, once we expand our business to a significant degree, we will have to find a larger space. We do not foresee any significant difficulties in obtaining any required additional space.   We do not currently own any real estate.

DESCRIPTION OF SECURITIES

Common Stock

Pursuant to the Company’s Certificate of Incorporation and amendment(s) thereto, the aggregate number of shares which the Company shall have authority to issue is Two Hundred Twenty Five Million 225,000,000 shares of common stock, par value $0.001 per share. As of August 14, 2014, we had 89,734,973 shares of common stock issued and outstanding.

Preferred Stock

Pursuant to the Company’s Certificate of Incorporation and amendment(s) thereto, the aggregate number of shares which the Company shall have authority to issue is Five Million Four Hundred and Forty Four Thousand Four Hundred and Forty Five (5,444,445) shares of preferred stock, par value $0.001 per share. As of August 14, 2014, we had 2,354 shares of Series A Preferred Stock issued and outstanding, and 710 shares of Series B Convertible Preferred stock issued and outstanding

A brief summary of the rights, preferences, privileges and restrictions of the Series A and Series B Preferred Stock is as follows:

Series “A” Convertible Preferred Stock

The number of authorized shares of Series “A” Convertible Preferred Stock is 2,777,778, $0.001 par value per share. The stated value of each share of Series “A” Convertible Preferred Stock is $0.90 per share.

The holders of outstanding Series A Convertible Preferred Shares are entitled to receive, if declared, noncumulative dividends in the total amount of $0.09 per share, before any dividend is paid on Common Shares, payable in cash or stock at the sole discretion of the Board of Directors.

In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series A Convertible Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Company’s Common Shares or junior stock, an amount equal to ninety cents ($0.90) per share.

The holders of the Preferred Shares and the holders of the Common Shares issued and outstanding shall have and possess equal rights to notice of shareholders meetings, and identical voting rights and powers to vote upon the election of directors or upon any other matter.

The holder of record of any share or shares of Series A Convertible Preferred Stock have the right to convert one (1) share of Series A Convertible Preferred Stock into one fully paid and non-assessable share of Common Stock of the Company so long as the average bid price of the Company's Common Stock over the thirty (30) day period prior to the holder's election to convert is $1.00 or greater. In the event the average bid price of the Company's Common Stock is less than $1.00 over the thirty (30) day period prior to the holder's election to convert, then each share of Series A Convertible Preferred Stock of the Company shall be converted into 1.3334 fully paid and non-assessable shares of the Common Stock of the Company.

In the event that the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

The Corporation has the right, at its option, to cause all or a portion of the outstanding shares of Series A Convertible Preferred Stock to be redeemed, subject to the legal availability of funds therefore, at ninety cents ($.90) per Series A Convertible Preferred Share (the Redemption Price"). On and after the date of redemption, provided that the Redemption Price has been paid, dividends will no longer be payable on the shares of Series A Convertible Preferred Stock called for redemption. These shares will no longer be deemed to be outstanding, and the holders of these shares will have no rights as stockholders, except the right to receive the Redemption Price, without interest, upon surrender of the certificates evidencing the shares of Series A Convertible Preferred Stock to be redeemed.

Series “B” Convertible Preferred Stock

The authorized number of shares of the Series B Convertible Preferred Stock is 2,666,667 shares, $0.001 par value per share. The stated value of the Series B Convertible Preferred Stock is $0.75 per share.

The Series B Convertible Preferred Stock shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank junior to the Company's Series A Convertible Preferred Stock, and shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Company, rank senior to all other series of Preferred Shares which may be subsequently issued except to the extent that any such other subsequently issued series provided that it shall rank senior to the Series B Convertible Preferred Stock.

Subject to the prior and superior rights of any holders of the Series A Convertible Preferred Stock with respect to dividends, the holders of outstanding Series B Convertible Preferred Shares, in preference to the shares of Common Stock and any other stock of the Company junior to the Series B Convertible Preferred Stock, are entitled to receive, when, as and if declared out of the funds at the time legally available therefor, annual noncumulative dividends on each share of the Series B Convertible Preferred Stock equal to ten percent (10%) of the Series B Convertible Preferred Stock stated value payable in cash or stock at the sole discretion of the Board of Directors.

Subject to the prior and superior rights of any holders of the Series A Convertible Preferred Stock with respect to preference on liquidation, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series B Convertible Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Company’s Common Shares or junior stock, an amount equal to seventy five cents ($0.75) per share.

The holders of the Preferred Shares and the holders of the Common Shares issued and outstanding shall have and possess equal rights to notice of shareholders meetings, and identical voting rights and powers to vote upon the election of directors or upon any other matter.

The holder of record of any share or shares of Series B Convertible Preferred Stock shall have the right to convert one (1) share of Series B Convertible Preferred Stock into fully paid and non-assessable shares of Common Stock of the Company. The number of shares of Common Stock to which a holder of Series B Convertible Preferred Stock shall be entitled upon conversion shall be equal to the aggregate subscription price paid by the holder for the Series B Convertible Preferred Stock divided by eighty percent (80%) of the average of the bid and asked price of the Company's Common Stock over the thirty (30) day period prior to the holder's tender of notice to the Company of his election to convert. However, in any event, the maximum conversion price of the Series B Convertible Preferred Stock shall not exceed $.75 per share and the minimum conversion price of the Series B Convertible Preferred Stock shall not be lower than $.40 per share, unless such minimum conversion price is lowered by the Board of Directors at its sole discretion. Fractional shares shall be rounded to the nearest whole number.

In the event that the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

The Company has the right, at its option, to use all or a portion of the outstanding shares of Series B Convertible Preferred Stock to be redeemed, subject to the legal availability of funds therefor, at seventy five cents ($. 75) per Series B Convertible Preferred Share (the "Redemption Price"). If fewer than all of the outstanding shares of Series B Convertible Preferred Stock are to be redeemed, the Company will select those to be redeemed pro rata, or by lot, or in any other manner as the Board of Directors may determine. If a partial redemption of the Series B Convertible Preferred Stock would result in the delisting of the Series B Convertible Preferred Stock from any national securities exchange on which the shares of Series B Convertible Preferred Stock are then listed, the Company may only redeem the Series B Convertible Preferred Stock in whole. On and after the Redemption Date, provided that the Redemption Price has been paid, dividends will no longer be payable on the shares of Series B Convertible Preferred Stock called for redemption, These shares will no longer be deemed to be outstanding, and the holders of these shares will have no rights as stockholders, except the right to receive the Redemption Price, without interest, upon surrender of the certificates evidencing the shares of Series B Convertible Preferred Stock to be redeemed.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors, as hereinabove provided, all rights to vote and all voting power shall be vested in the holders of common stock.  Each share of common stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors, cumulative voting by any shareholder is not permitted.

Conversion, Preemption, Preferential Rights, Redemption, Sinking Fund Provisions

Other than as stated above, no shareholder of the Company has, by reason of its holding shares of any class or series of stock of the Company, any conversion, preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Company now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized whether or not the issuance of any such shares, or such notes, debentures, or bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.  Other than as stated above, there are no redemption or sinking fund provisions applicable to the common stock.

Dividends

The holders of common stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Oklahoma General Corporation Act, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.	our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Other than as stated above, upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Oklahoma General Corporations Law for a more complete description of the rights and liabilities of holders of our securities.

Equity Compensation Plans

We have no equity compensation program, including no stock option plan, and none are planned for the foreseeable future.

Warrants, Options and Convertible Securities

There are up to 1,575,000 shares issuable upon exercise of 3,150,000 previously issued warrants, with an expiration date of December 19, 2014, at a conversion rate whereby two (2) warrants plus $0.20 will convert into one (1) common share upon exercise.

There are up to 5,665,000 shares issuable upon exercise of 11,330,000 previously issued warrants, with an expiration date of December 19, 2014, at a conversion rate whereby two (2) warrants plus $0.20 will convert into one (1) common share upon exercise.

There are up to 10,283,815 shares issuable upon exercise of 10,283,815 previously issued warrants, with an expiration date of April 17, 2019, at a conversion rate whereby one (1) warrant plus $0.40 will convert into one (1) common share upon exercise.

There are up to 3,085,144 shares issuable upon exercise of 3,085,144 previously issued warrants, with an expiration date of February 1, 2019, at a conversion rate whereby one (1) warrant plus $0.40 will convert into one (1) common share upon exercise.

There are a minimum of 1,935,484 shares issuable upon exercise of previously issued warrants, with an expiration date of April 17, 2019, at a conversion rate whereby one (1) warrant plus the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 will convert into one (1) common share upon exercise.

There are a minimum of 190,402 shares issuable upon exercise of previously issued warrants, with an expiration date of April 17, 2019, at a conversion rate whereby one (1) warrant plus the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 will convert into one (1) common share upon exercise.

There are up to 4,129 shares issuable upon conversion of outstanding Series A and Series B Preferred Stock.

There are 5,100,000 shares issuable upon exercise of 5,100,000 options, each with an expiry date of April 25, 2023 at a strike price of $0.10 per share.

There are up to 22,375 shares issuable upon exercise of 22,375 previously issued warrants, with an expiration date of December 16, 2016, at a conversion rate whereby one (1) warrant plus $1.50 will convert into one (1) common share upon exercise.

There are up to 5,897 shares issuable upon exercise of 5,897 previously issued warrants, with an expiration date of December 16, 2016, at a conversion rate whereby one (1) warrant plus $1.75 will convert into one (1) common share upon exercise.

There are up to 24,117 shares issuable upon exercise of 24,117 previously issued warrants, with an expiration date of December 16, 2016, at a conversion rate whereby one (1) warrant plus $2.50 will convert into one (1) common share upon exercise.

Other than the foregoing, there are no other outstanding warrants or options to purchase our securities.

Certain Provisions of Oklahoma Law and Our Charter

Articles of Incorporation. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the President or the Secretary. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Oklahoma Control Share Act. If we have 1,000 or more stockholders and meet other conditions, we will be subject to Oklahoma's control share act. With exceptions, this act prevents holders of 20% or more of the voting power of our stock from voting their shares for a period of three years unless the acquisition has been approved by our shareholders in accordance with the act. This provision may delay the time it takes anyone to gain control of us.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF DIGITAL CADDIES, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF OUR BUSINESS

Description of Our Business

Digital Caddies, Inc. (“CADY” or the “Company”) is a corporation which was incorporated under the laws of the State of Oklahoma on September 7, 2011. The shares of stock and warrants of the Company were previously held in the name of DNA Beverage Corp., a Nevada Corporation, prior to the Company completing a holding company formation pursuant to Section 1081(a) of the Oklahoma General Corporation Law. Our mailing address is 15210 N Scottsdale Rd., Suite 280, Scottsdale, AZ 85254, and our telephone number is 480-626-2423.

The Company’s fiscal year end is October 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Corporate History

On August 10, 2007, the Company incorporated Imagine Media Ltd., a Delaware corporation as a wholly owned subsidiary to serve as the holding company for the Company’s historical operations, which included Imagine Operations, Inc., a Colorado publishing company. On August 23, 2007, the Company spun-off Imagine Media Ltd.

On August 29, 2007, Imagine acquired Grass Roots Beverage Company, a Florida corporation, as a wholly owned subsidiary. On September 9, 2007, the Company filed an Amendment to its Articles of Incorporation to implement a name change to “DNA Beverage Corp.” On July 6, 2010, DNA Beverage Corp spun-off the respective subsidiary to Famous Products, Inc., a Colorado corporation. On July 6, 2010, DNA Beverage Corp completed the acquisition of New Vision Technologies, Inc., a Colorado corporation, as a wholly owned subsidiary.

On August 30, 2011, DNA Beverage Corp., of Nevada created DNA Beverage Corporation, an Oklahoma corporation for the purpose of implementing a domicile change from Nevada to Oklahoma. On August 30, 2011, DNA Beverage Corp. completed the domicile change from Nevada to Oklahoma by filing a Certificate of Merger with the Oklahoma Secretary of State and Nevada Secretary of State.

On September 7, 2011, the Company underwent a Statutory A Reorganization pursuant to Section 1081(a) of the Oklahoma General Corporation Law, as a tax-free organization. Pursuant to the reorganization, on September 7, 2011, DNA Beverage Corp., caused Digital Caddies, Inc., to be incorporated in the State of Oklahoma, as a direct, wholly-owned subsidiary. Concurrently, Digital Caddies, Inc., caused DNA Beverage Merger Sub., Inc., to be incorporated as a direct, wholly-owned subsidiary. Under the terms of the Reorganization, DNA Beverages Corp. was merged with and into DNA Beverage Merger Sub., Inc. pursuant to Section 1081(g) of the General Corporation Law of the State of Oklahoma. Upon consummation of the Reorganization, each issued and outstanding equity of DNA Beverage Corp. was converted into and exchanged for an equivalent equity of Digital Caddies (on a one-for-one basis) having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions as the equities of DNA Beverage Corp. being converted.  There was no spin-off and DNA Beverage Corp. corporate existence ceased.  Under the Reorganization, DNA Beverage Corp. became equity holders of Digital Caddies, Inc., in the same proportion.

On September 7, 2011, the Company entered into an Agreement to Exchange 100% of the issued common shares of Digital Caddies, Inc., a Nevada corporation, for 17,500,000 restricted shares of Digital Caddies, Inc. Oklahoma Series C Convertible Preferred Shares (“Series C Preferred Share”). Each Series C Preferred Share is convertible into 170 common shares.

On September 7, 2011, the Company entered into a Stock Cancellation and Consulting Agreement with James B. Frack (“Relinquishor”), owner of 135,000,000 common shares, pursuant to which Relinquishor expressly granted Brad Nightingale his proxy to vote the above referenced stock for all corporate matters which do not operate to the detriment or circumvention or modification of Agreement of Stock Cancellation. Until the Full Balance due under the Agreement is paid in full to Relinquishor, there shall be no corporate or Board action by the Company to issue, cancel, reverse, merge, forward or reverse split, or otherwise modify the Capital Structure, following the completion of the Share Exchange, outside of the issuance of common shares under the terms of previously issued and outstanding warrants and convertible debt. In the event of default, Relinquishor was given an option to convert payment into 150,000,000 restricted common shares of the company and with the proxy granted to Brad Nightingale to be immediately cancelled.

On September 7, 2011, the Company filed an Amendment to its Articles of Incorporation to implement an 85 for 1 reverse stock split.

Evolutionary Technology for Golf Courses

The evolution of tablet technology and wireless connectivity has enabled Digital Caddies, Inc., a golf-centric technology and information dissemination company, to leverage its extensive relationships and industry knowledge to create a rapidly expanding, nationwide, highly monetizable, interactive platform. Digital Caddies interactive tablets are an informational medium that most notably enable advertisers to intimately engage one of the most attractive, and sought after demographics in the US - the country’s golfers and golf enthusiasts. Digital Caddies are unique mobile golf information systems that thousands of players rely on for course information during play. High quality interactive tablets support video streaming through high-speed wireless networks, and players access details on each hole, can track their score, and enjoy many additional benefits. Utilizing a Digital Caddie is like having a digital concierge right in the cart with the players throughout the round, so they use the equipment throughout every round of golf.

Digital Caddies’ easy-to-use, interactive tablet-based technology platform installs on golf cars and connects to the web through a nationwide high-speed wireless network. Each tablet is securely mounted in the cart, where both occupants can clearly see the entire screen. The Digital Caddies platform is a powerful tool for golf course operators to improve their guests’ experiences, build guest loyalty, increase course revenue and lower operating costs. The content provided through the new tablet platform is specifically designed to promote interaction between the golfer and the device throughout their round and thus provides an excellent opportunity for course operators and advertisers to interact directly with golfers in ways that have never before been possible.

Solutions for Golfers

Digital Caddies connects golfers to advertisers by installing multifunctional web-enabled interactive tablets (currently manufactured by Samsung) in golf cars that operate on and are owned by golf courses across North America. These robust, Internet-connected interactive tablets provide a host of services to both golfers and golf courses alike. For example, once interactive tablets are installed on a golf course, players can be provided with a number of engaging services and applications, such as GPS-based hole/course information, scoring applications, messaging platforms (for cart-to-cart and cart-to-course communications), the ability to wirelessly call for the beverage cart, plus news, weather, sports, entertainment and more.

Since repeat play is vital to the continued success of many golf courses, the special features available via Digital Caddies are intended to enhance appeal and get players talking about our member golf courses. With the full course at their fingertips, players can evaluate details about every hole during play. It is a feature that we expect will bring players back again and again to our member courses. Score keeping is planned to be built right into the interactive tablets, and the system can even send the score card by email. This starts a priceless communication channel between our member courses and their customers. Member courses can encourage future rounds by sending email reminders or increase sales by advertising promotions via email.

Solutions for Golf Courses

Our platform provides a broad portfolio of course management tools designed to enable course managers to improve player pace of play via GPS-based cart tracking and communications, potentially increase merchandise and concession sales via real-time on-tablet promotions, and access to additional revenue streams (e.g., sale of local advertising). All of these services are currently provided to the golf course free of charge and by utilizing our services, they have the opportunity to reduce operating expenses in a variety of ways from setting geo-boundaries to protect sensitive parts of their courses, knowing where every golf cart is in real time, seeing where all of their cars have traveled, identifying common usage patterns allowing Digital Caddies-enabled courses to plan maintenance more effectively.

Further, golf courses that implement the Digital Caddies platform will have the opportunity to increase revenue as well. Players will be able to request food and beverage service right from their car allowing for more efficient service and member courses can send direct messages to golf cars at key moments of play, such as delivering refreshment options when players reach the 9th tee. In addition, courses can advertise on the platform promoting sales and services available at the golf course enhancing their ability to boost revenue through targeted sales by promoting a special higher value items.

Sources of Revenue and Targeted Demographics

We expect to derive the majority of our revenue from the sale of advertising. As is the case with most advertising-based business models, our ability to attract advertisers, generate revenues and garner premium advertising rates (known as “Cost per Mille,” “CPM” or cost per thousand impressions) will be highly dependent upon a number of key factors including: (i) the attractiveness and density of our primary demographic; (ii) the amount of reach and/or viewership; (iii) the dwell time (that is, how long a viewer looks at a particular screen); and (iv) the data (that is, what is known about a viewer and what information can be collected for the advertiser).

Golfer demographics are highly desirable. Well educated, motivated and active, they enjoy above average income and high levels of disposable income. Given that we bring advertisers a highly homogenous, highly affluent audience, about which we will be able to collect highly valuable data, we believe that advertisers will be very interested in presenting their message on the Digital Caddies platform. We further believe that as the network expands, its attractiveness to advertisers will grow exponentially. In fact, although there is no assurance, we reasonably believe that Digital Caddies could achieve a viewership of approximately 2 million golfers per month by late 2015.The Digital Caddies platform puts our advertisers in direct contact with hundreds of thousands of active golfers - not at random times of day, but when they are actually playing. Best of all, our advertisers will be reaching them while they are playing, exactly when they are talking about products and services they enjoy. Buying decisions are often made on the golf course. This is the ideal time to talk to golfers and our advertisers will have these potential customers at their fingertips for hours at a time.

Current Commitments and Our Future

We launched the new Digital Caddies platform in November 2013, and have signed contracts with some of North America’s largest golf course management firms including Troon, OB Sports and National Golf Management, who collectively manage over 280 golf courses. To date, we have installations at over 140 golf courses

We firmly believe that the quality of the Digital Caddies platform and our expertise in the Golf GPS industry will allow us to achieve our goals and eventually enable us to become the market leader in providing Golf GPS solutions to golf courses providing us the opportunity to establish a very valuable advertising network.

Distribution Methods of the Products or Services

The Company’s products are distributed nationwide through direct sales representatives and third party distribution companies for full scale implementation at golf courses, resorts and country clubs.

Arial View	Greens View	Home Screen	Landmarks

Competitive Business Conditions, the Issuer’s Competitive Position in the Industry, and Methods of Competition;

The Golf GPS Market is competitive and is primarily composed of two segments: (i) companies that offer golf GPS systems directly to consumers; and (ii) companies that offer golf GPS systems directly to businesses.

We consider our biggest competitors to be other companies that currently offer golf GPS systems directly to golf courses because businesses, such as resorts, country clubs, etc., have different needs than individual golfers and these systems feature many of the same functions we provide. However, because there are over 15,000 golf courses in the United States, we believe that the market has not yet reached saturation and the fact that our offering is currently offered free of charge to the golf course, we believe we will be able to continue to grow our course installation base providing us the opportunity to build a valuable advertising network.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

Although most components essential to the Company’s business are generally available from multiple sources, certain key components, including, but not limited to, microprocessors, power units, certain liquid crystal displays (“LCDs”), and certain application-specific integrated circuits (“ASICs”) are currently obtained by the Company from single or limited sources, which subjects the Company to supply and pricing risks. Many of these and other key components that are available from multiple sources, including, but not limited to, NAND flash memory, dynamic random access memory (“DRAM”), GPS chipsets and certain LCDs, are subject at times to industry-wide shortages and commodity pricing fluctuations.

Dependence on One or a Few Major Customers

The Company does not depend on any one or on a few major customers/prospective customers as there are over 15,000 golf courses in the United States. In addition, advertising revenue is expected to come from multiple sources and with millions of available advertisers the company does not expect to be dependent on any one advertiser.

However during the year ended October 31, 2013, approximately 98% or $973,300 of sponsor revenue was recognized from Level 18. Level 18 is a third party vendor that assists Digital Caddies with our wireless relationships. Level 18 provided Digital Caddies with sponsorship income to assist with the launch of the Digital Caddies platform. The revenue recorded for the year ending October 31, 2013, related to the number of devices the company activated on the Sprint network.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

The Company does not currently hold any specific patents, trademarks, franchises, concessions, royalty agreements or labor contracts. However, the Company has applied for a trademark in connection with the “Players Network.”

The Need for any Government Approval of Principal Products or Services and the Status of any Requested Government Approvals

The telecommunications industry is highly regulated, and the regulatory environment in which the Company operates is subject to change. In accordance with Federal Communications Commission (“FCC”) rules and regulations, wireless transceiver and cellular handset products are required to be certified by the FCC and comparable authorities in foreign countries where they are sold. Any of the Company’s products that might be sold in Europe will be required to comply with relevant directives of the European Commission. A delay in receiving required certifications for new products, or enhancements to the Company’s products, or losing certification for the Company’s existing products could adversely affect our business.

The Effect of Existing or Probable Governmental Regulations on the Business

The telecommunications industry is highly regulated, and the regulatory environment in which the Company operates is subject to change. In accordance with Federal Communications Commission (“FCC”) rules and regulations, wireless transceiver and cellular handset products are required to be certified by the FCC and comparable authorities in foreign countries where they are sold. A delay in receiving required certifications for new products, or enhancements to the Company’s products, or losing certification for the Company’s existing products could adversely affect the business.

Time Spent on Research and Development Activities

The Company’s product innovations are often outsourced to engineering and manufacturing teams. These engineering and development companies create the Company’s products. Digital Caddies, Inc. believes the design of its products has played an important role in the Company’s success and that utilizing outsourcing methods can keep overhead low and maintain good relationships with suppliers.

The Costs and Effects of Compliance with Environmental Laws (federal, state, and local)

The Company’s operations themselves are not subject to various environmental laws, including laws addressing air and water pollution and management of hazardous substances and wastes, because we outsource most of our product development.

The Number of Total Employees and Number of Full-time Employees

The Company currently has 14 full-time employees/consultants, not including independent sales consultants.

Recent Developments in Products or Services and Their Markets

On January 16, 2013, the Company announced that it had entered an agreement with National Service Cooperative (“NSC”) for the installation and service of Digital Caddies’ latest wireless tablet technology. NSC offers 1800 trained technicians and a 24 hour service and support center. Additionally NSC provides a complete network to be utilized throughout the United States and Canada. The agreement called for NSC to manage a 24/7/365 communication center and to coordinate the installation program for Digital Caddies to have a national presence and a centralized call center in the United States administering the entire service and installation process.

On March 15, 2013, the Company announced that Mike Loustalot had accepted the position of president and director of the Company. Mike Loustalot is a life-long golf industry executive with a successful track record of introducing golf technology marketing initiatives to golf course operators. Loustalot was instrumental in helping GolfNow founders and then Golf Channel grow the GolfNow business from a handful of golf courses in 2003 to almost 5,000 and $100mm in revenue in 2013.

On April 10, 2013, the Company announced that live on-course testing of their proprietary, wireless, tabled based system for golf had begun with various test sites throughout Phoenix, Arizona.

On April 17, 2013, Digital Caddies, Inc. launched a new easy-to use, tablet based technology platform that installed on golf cars and connected to the web through a nationwide high-speed wireless network. The new platform was a free and powerful tool for golf course operators to improve their guest’s experiences, build guest loyalty, increase course revenues and lower operating costs. The content provided through the new tablet platform was specifically designed to promote interaction between the golfer and the device throughout their round and thus provided an excellent opportunity for golf course operators and advertisers to interact directly with golfers in ways that had never before been possible. The first complete installations of the Digital Caddie Players Network took place in the summer of 2013 throughout Arizona, Southern California, Nevada and Florida.

On May 7, 2013, the Company engaged in a venture with Sprint, whereby Sprint provided wireless coverage and Android tablet hardware for the new Digital Caddies tablet-based technology platform.

On June 26, 2013, the Company announced the first installations of their new tablet-based technology platform at eight golf courses in the southwest: three courses at the Wigwam Resort, two courses at the Arizona Biltmore Resort; Lone Tree Golf Club; Longbow Golf Club and Raven Golf Club of Phoenix.

On July 9, 2013, the Company announced that Ted Bradley has joined the company as Vice President of Advertising and Marketing. Mr. Bradley is a long-time media and marketing visionary with almost 20 years of experience, who brings specific expertise selling advertising for digital out of home networks like The Players Network.

On August 6, 2013, the Company announced their first corporate deal with the largest golf management company in South Carolina, National Golf Management (NGM), to install Digital Caddies' Players Network at NGM's golf properties in and around Myrtle Beach, South Carolina.

On September 10, 2013, the Company announced a definitive corporate agreement for the Digital Caddies with OB Sports Management who operates over 50 eighteen-hole equivalent public and private facilities around the country and is one of the top golf management companies in the world.

On October 8, 2013, the Company announced entry into a definitive corporate agreement with Troon for Digital Caddies. Troon operates nearly 200 public and private golf facilities throughout the Unites States and 27 other countries and is the largest golf management company in the world.

On November 12, 2013, the Company announced that Sprint will be the data provider for the Company’s products and that Samsung Telecommunications America, LLC will supply the Galaxy Tab®2 10.1 for Digital Caddies. The Digital Caddies platform on the Galaxy Tab 2 10.1 delivers content golfers can use, such as accurate distance measuring, weather, golfer-to-course operator messaging and coming soon live news, sports scores and stock market updates. Digital Caddies content is displayed on the tablet's beautiful 10.1-inch touchscreen display and is powered by a 1.5GHz dual-core processor. Through use of the Galaxy Tab and the Digital Caddies, course operators will be able to track their golf cart fleet, manage pace of play, communicate with their golfers and market merchandise, food and beverage specials, lessons, repeat rounds or anything else through promotional videos or graphics.

On December 13, 2013, the Company announced that Tim Greenwell, a golf industry veteran with 25-plus years of experience, joined the Company as Vice President of Sales. Mr. Greenwell is a former executive from Troon.

On December 18, 2013, the Company announced that the number of courses installed with Digital Caddies was approaching sixty golf courses.

On January 22, 1014, the Company announced that it signed a definitive agreement with the PGA National Golf Resort located in Palm Beach Gardens, Florida, to install the Company’s proprietary golf information system, at all five of the resorts’ golf facilities.

On February 25, 2014, the Company announced that they installed Digital Caddies on both golf courses at The Boulders, a Waldorf Astoria Resort, located in Carefree, Arizona. Golf Magazine rates the Boulders among the “Top 100 Courses in the U.S.”.

On March 4, 2014, the Company announced that Digital Caddies has an inventory run rate of over 100 million digital ad impressions per month and that such performance is exceeding initial expectations.

On March 13, 2014, the Company announced that they have entered into an agreement with DoubleClick by Google to integrate their platform.

On March 17, 2014, the Company announced that they have entered into an agreement with Rhythm New Media to serve rich media and video advertising onto the Digital Caddies platform.

On March 20, 2014, the Company announced that they have entered into an agreement with Nexage to help maximize inventory fill rates by efficiently delivering rich media advertising onto the Digital Caddies platform and maximize CPM through the delivery of highly targeted premium location based ads.

On March 25, 2014, the Company announced that they have entered into an agreement with Millennial Media to serve ads from the world's top brands to the Digital Caddies platform and provide advertisers full service, custom creative, to help advertisers connect with our users of the Digital Caddies platform.

On April 15, 2014, the Company announced that they have launched a major upgrade to their tablet-based network that incorporates new technologies and a new user interface.

On April 29, 2014, the Company announced that they have added full screen video ad network LiveRail to its advertising platform.

On May 13, 2014, the Company announced that they have entered into an agreement with MoPub, Inc. to fill in-app mobile ads on the Digital Caddies tablet network.

On May 20, 2014, the Company announced that they have rolled out their new 10-inch tablet.

On June 24, 2014, the Company announced that it has joined the DOmedia platform to simplify the process for agencies and advertisers to find, plan and buy Digital Caddies' ad inventory directly.

On July 8, 2014, the Company announced that it has installed their golf car mounted 10" interactive tablets on the first of PGA National Resort's five golf courses.

On July 15, 2014, the Company announced that they had reached a major milestone by installing their 100th golf course with the Digital Caddies platform.

On July 24, 2014, the Company announced that they had joined the Digital Placed Based Advertising Association that will provide them valuable access to many digital out of home advertisers.

On August 5, 2014, the Company announced that they had entered into an exclusive, multi-year sales partnership with Access Sports Media (“ASM”) to provide new digital advertising and sponsorship opportunities for ASM's current and future clients.

On August 8, 2014, the Company announced that Mike Carney has been appointed as an independent director of the Company.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

In December 2011, we obtained quotation for our common stock on the Over-The-Counter Pink Sheets (“OTC Pink Sheets”) under the symbol CADY. We originally obtained quotation for our common stock on the OTC Pink Sheets on February 26, 2007 when our Company was named Imagine Holding Corp. On September 17, 2011, the Company’s trading symbol on the OTC Pink Sheets changed to DNAB, when our Company was named DNA Beverage Corp., and on December 22, 2011, the Company’s symbol on the OTC Pink Sheets changed to CADY, when our Company assumed its current name of Digital Caddies, Inc. OTC Pink Sheets securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Pink Sheets securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Pink Sheets issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

We plan on obtaining quotation for our common stock on the Over-The-Counter Bulletin Board (“OTCBB”). Trading in stocks quoted on the OTCBB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock. OTCBB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The Company's common stock is considered a "penny stock" as defined in the Commission's rules promulgated under the Exchange Act. The Commission's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 (excluding their principal residence) or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules, the market liquidity for the Company's securities may be severely adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.

The following table summarizes the high and low historical closing prices reported by the OTC for the periods indicated. OTC quotations reflect inter-dealer prices, without retail mark-up, mark down or commissions, so those quotes may not represent actual transactions.

	High	Low
2012
First Quarter 2012	$1.5000	$0.0180
Second Quarter 2012	$0.6000	$0.1100
Third Quarter 2012	$0.1800	$0.0410
Fourth Quarter 2012	$0.1800	$0.0560

2013
First Quarter 2013	$0.2000	$0.0700
Second Quarter 2013	$0.2000	$0.0800
Third Quarter 2013	$0.5400	$0.1450
Fourth Quarter 2013	$0.4200	$0.1500

2014
First Quarter 2014	$0.3250	$0.1470
Second Quarter 2014	$0.4050	$0.1600
Third Quarter 2014	$0.5000	$0.1600
Fourth Quarter 2014 (Through August 14, 2014)	$0.2000	$0.1700

Warrants, Options and Other Rights to Acquire Shares

There are up to 1,575,000 shares issuable upon exercise of 3,150,000 previously issued warrants, with an expiration date of December 19, 2014, at a conversion rate whereby two (2) warrants plus $0.20 will convert into one (1) common share upon exercise.

There are up to 5,665,000 shares issuable upon exercise of 11,330,000 previously issued warrants, with an expiration date of December 19, 2014, at a conversion rate whereby two (2) warrants plus $0.20 will convert into one (1) common share upon exercise.

There are up to 10,283,815 shares issuable upon exercise of 10,283,815 previously issued warrants, with an expiration date of April 17, 2019, at a conversion rate whereby one (1) warrant plus $0.40 will convert into one (1) common share upon exercise.

There are up to 3,085,144 shares issuable upon exercise of 3,085,144 previously issued warrants, with an expiration date of February 1, 2019, at a conversion rate whereby one (1) warrant plus $0.40 will convert into one (1) common share upon exercise.

There are a minimum of 1,935,484 shares issuable upon exercise of previously issued warrants, with an expiration date of April 17, 2019, at a conversion rate whereby one (1) warrant plus the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 will convert into one (1) common share upon exercise.

There are a minimum of 190,402 shares issuable upon exercise of previously issued warrants, with an expiration date of April 17, 2019, at a conversion rate whereby one (1) warrant plus the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 will convert into one (1) common share upon exercise.

There are up to 4,129 shares issuable upon conversion of outstanding Series A and Series B Preferred Stock.

There are 5,100,000 shares issuable upon exercise of 5,100,000 options, each with an expiry date of April 25, 2023 at a strike price of $0.10 per share.

There are up to 22,375 shares issuable upon exercise of 22,375 previously issued warrants, with an expiration date of December 16, 2016, at a conversion rate whereby one (1) warrant plus $1.50 will convert into one (1) common share upon exercise.

There are up to 5,897 shares issuable upon exercise of 5,897 previously issued warrants, with an expiration date of December 16, 2016, at a conversion rate whereby one (1) warrant plus $1.75 will convert into one (1) common share upon exercise.

There are up to 24,117 shares issuable upon exercise of 24,117 previously issued warrants, with an expiration date of December 16, 2016, at a conversion rate whereby one (1) warrant plus $2.50 will convert into one (1) common share upon exercise.

Other than the foregoing, there are no other outstanding warrants or options to purchase our securities.

Holders

We had approximately 379 record holders of our common stock as of August 14, 2014, according to the records of our transfer agent. The number of our stockholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividends

We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this Registration Statement.  Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the golf car GPS and golf car GPS advertising industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this Registration Statement. All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

Plan of Operations

The evolution of tablet technology and wireless connectivity has enabled Digital Caddies, Inc., a golf-centric technology and information dissemination company to leverage its extensive relationships and industry knowledge to create a rapidly expanding, nationwide, highly monetizable, interactive network. The Digital Caddies platform is an informational medium that most notably enables advertisers to intimately engage one of the most attractive, and sought after demographics in the US - the country’s golfers and golf enthusiasts.

The Digital Caddies platform connects golfers to advertisers by installing multifunctional web-enabled interactive tablets (currently manufactured by Samsung) in golf cars that operate on and are owned by golf courses across North America. These robust, Internet-connected interactive tablets provide a host of services to both golfers and golf courses alike. For example, once interactive tablets are installed on a golf course, players can be provided with a number of engaging services and applications, such as GPS-based hole/course information, scoring applications, messaging platforms (for cart-to-cart and cart-to-course communications), the ability to wirelessly call for the beverage cart, plus news, weather, sports, entertainment and more.

In addition, our Digital Caddies platform provides a broad portfolio of course management tools designed to enable course managers to improve player pace of play via GPS-based car tracking and communications, potentially increase merchandise and concession sales via real-time on-tablet promotions, and access to additional revenue streams (e.g., sale of local advertising.) All of these services are currently provided to the golf course free of charge.

We expect to derive the majority of our revenue from the sale of advertising. As is the case with most advertising-based business models, our ability to attract advertisers, generate revenues and garner premium advertising rates (known as “Cost per Mille,” “CPM” or cost per thousand impressions) will be highly dependent upon a number of key factors including: (i) the attractiveness and density of our primary demographic; (ii) the amount of reach and/or viewership; (iii) the dwell time (that is, how long a viewer looks at a particular screen); and (iv) the data (that is, what is known about a viewer and what information can be collected for the advertiser).

Given that we bring advertisers a highly homogenous, highly affluent audience, about which we will be able to collect highly valuable data, we believe that advertisers will be very interested in presenting their message on our Digital Caddies platform. We further believe that as Digital Caddies expands, its attractiveness to advertisers will grow exponentially. In fact, although there is no assurance, we reasonably believe that Digital Caddies could achieve a viewership of approximately 2 million golfers per month by late 2015.

We launched the Digital Caddies platform in November 2013, and have signed contracts with three of North America’s largest golf course management firms, Troon, OB Sports and NGM, who collectively manage over 280 golf courses across the United States. To date, we have installations at 140 golf courses, and have started earning revenue from advertising since the launch of the Digital Caddies platform.

Company Strategy

The current popularity of golf integrated with the rising demand for interactive social media presents some very unique investment opportunities with a low risk / high reward profile. Empowered by a strong disciplined business model and leadership team, the Company utilizes rigorous due diligence, conservative assumptions and careful assessment of downside scenarios before pitching to a specific golf course. By taking the guesswork out of the equation and using proven, analytical tools, the Company finds the best golf courses to initiate its programs and install its products, thus appealing to a broad range of investors.

The Company’s twelve-month operational schedule entails a very disciplined plan of action of raising monies through several different avenues, focusing on direct sales and implementing their system at high revenue golf facilities as well as generating marketing and advertising through, traditional, and online web/social networking channels.

The Company’s sales strategy entails disciplined criteria that will provide new direct sales and implementations of their services to more golf courses than ever before.

The Company’s employee expansion will be directly related to the acquisition and management of our assets. We are unable to estimate or forecast that expansion at this time, as only the market will dictate our growth.

Results of Operations

For the twelve months ended October 31, 2013

Total revenue for the twelve months ended October 31, 2013 was $992,538 as compared to $477,795 for the twelve months ended October 31, 2012. The increase in revenue can be attributed primarily to the company securing new sponsorship revenue for the new service that was launched earlier in 2013. Of the revenue recorded for the year ending October 31, 2013, approximately 98% or $973,300, related mainly to the number of devices the company activated on the Sprint network (sponsor) from Level 18. The amount of revenue generated from this activation was primarily related to the launch of the network and future revenue from Level 18 will be less than this initial recognition.

The total operating expenses, including expenses for research and development, sales, general expenses and administrative and other miscellaneous expenses, for the twelve month period ended October 31, 2013 was $2,367,824, which was comprised of $100,697 in research and development expenses, $2,117,573 in sales, general and administrative costs, and $149,554 in other expenses costs, as compared to $481,658 for the twelve month period ended October 31, 2012, which was comprised of $444,716 in sales, general and administrative costs and $36,942 in other expenses. The overall increase in operating expenses can be attributed to increased spending and infrastructure required to support the launch and installation of the Digital Caddies platform at golf courses around the country.

The net loss for the twelve months ended October 31, 2013 was $1,903,006 as compared to $37,910 for the twelve months ending October 31, 2012.

For the six months ended April 30, 2014

Total revenue for the six months ended April 30, 2014 was $175,857, as compared to $126,958 for the six months ended April 30, 2013. The increase in revenue can be attributed primarily to the company securing new sponsorship revenue for the new service that was launched in 2013.

Total operating expenses, including expenses for research and development, sales, general expenses and administrative and other miscellaneous expenses, for the six month period ended April 30, 2013 were $1,538,875, which was comprised of $134,375 in research and development expenses, $1,412,228 in sales, general and administrative costs and $7,728 in other miscellaneous costs, as compared to $1,348,326 for the six month period ended April 30, 2013, which was comprised of $52,000 in research and development expenses, $1,079,633 in sales, general and administrative costs and $216,693 in other miscellaneous expenses. The overall increase in operating expenses can be attributed to expenses incurred from the Company’s capital raising efforts, costs relating to the formal launch and installation of the Players Network across the country and write-offs.

The net loss for the six months ended April 30, 2014 was $2,422,415 as compared to $1,233,116 for the six month period ending April 30, 2013.

Liquidity and Capital Resources

For the twelve months ended October 31, 2013

Our balance sheet as at October 31, 2013 reflects $572,133 in total current assets, as compared to $64,305 in total current assets as of October 31, 2012.

For the six months ended April 30, 2014

Our balance sheet as at April 30, 2014 reflects $1,690,179 in total current assets. The increase in total current assets was a result of the Company’s private placement Offering.

Cash Flow from Operating Activities

For the twelve months ended October 31, 2013, and 2012

During the year ended October 31, 2013, the net cash flows used in the Company’s operating activities was $1,060,375, as compared to the net cash flows provided by the Company’s operating activities for the twelve month period ending October 31, 2012 was $27,397.

For the six months ended April 30, 2014, and 2013

During the period ended April 30, 2014, the net cash flows used in the Company’s operating activities was $2,279,233. In comparison, the cash flows used in the Company’s operating activities during the six months ended April 30, 2014 was $506,042.

Cash Flow from Investing Activities

For the twelve months ended October 31, 2013, and 2012

During the period ended October 31, 2013, the net cash used in investing activities by the Company was $167,082. The net cash used in investing activities by the Company for the twelve month period ending October 31, 2012 was $0.

For the six months ended April 30, 2014, and 2013

During the period ended April 30, 2014, the net cash used in investing activities by the Company was $293,225. The net cash used in investing activities by the Company for the six months ended April 30, 2013 was $44,480.

Cash Flow from Financing Activities

For the twelve months ended October 31, 2013, and 2012

During the twelve month period ended October 31, 2013, the net cash provided by financing activities by Company was $1,379,542, in comparison, the net cash used in financing activities for the year ended October 31, 2012 was $13,742.

For the six months ended April 30, 2014, and 2013

During the six month period ended April 30, 2014, the net cash provided by financing activities by Company was $3,682,173. In comparison, the net cash provided by financing activities for the six months ended April 30, 2013 was $627,273.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Future Financings

We will continue to rely on equity sales of our common shares and debt proceeds in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Disagreements with Accountants on Accounting and Financial Disclosure

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the years ended October 31, 2013 and 2012, MaloneBailey LLP’s reports on the financial statements of the Company for the years ended October 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit and review of the financial statements of the Company through October 31, 2013, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with MaloneBailey's opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the years ended October 31, 2013 and 2012 and interim unaudited financial statements through April 30, 2014, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to MaloneBailey LLP prior to the date of filing of this Registration Statement on Form S-1, and requested that MaloneBailey LLP furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agreed with the statements in this Registration Statement on Form S-1. A copy of the letter furnished in response to that request is filed as Exhibit 16 herewith.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Revenue recognition & Major Customers

Revenue is recognized in accordance with SEC Staff Accounting Topic 13, "Revenue Recognition in Financial Statements". The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable and collectability of the resulting receivable is reasonable assured.

The Company derives the majority of its revenue from the sale of advertising. As is the case with most advertising-based business models, our ability to attract advertisers, generate revenues and garner premium advertising rates (known as “Cost per Mille,” “CPM” or cost per thousand impressions) will be highly dependent upon a number of key factors including: (i) the attractiveness and density of our primary demographic; (ii) the amount of reach and/or viewership; (iii) the dwell time (that is, how long a viewer looks at a particular screen); and (iv) the data (that is, what is known about a viewer and what information can be collected for the advertiser).

Level 18 is a third party vendor that assists Digital Caddies with our wireless relationships.  Level 18 provided Digital Caddies with sponsorship income to assist with the launch of the Digital Caddies platform.  The revenue recorded for the year ending October 31, 2013, related to the number of devices the company activated on the Sprint network. During the year ended October 31, 2013, approximately 98% or $973,300 of sponsor revenue was recognized from Level 18.

The Company also generates rental income from the legacy business of renting Garmin G8 devices to the golf course to provide simple distance messaging The golf course paid a monthly rental fee for the devices.  After fiscal year ended October 31, 2013 the Company does not expect to have any significant revenue from their legacy business.

Stock based compensation

ASC 718, “Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based employee compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for share based payments to employees in accordance with ASC 718 and share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

The following table sets forth the name, age and position of our Directors and executive officers. Our Directors and any additional Directors we may appoint in the future are elected annually and will hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors. There are no other persons who can be classified as a promoter or controlling person of us. Our executive officers and Directors are as follows:

Name	Age	Position
Brad Nightingale	44	Chief Executive Officer, Chairman of the Board, Chief Financial Officer, Director
Mike Loustalot	52	President and Director
Theodore Konyi	59	Secretary, Treasurer and Director
Mike Carney	38	Director

Business Experience

The biographies of our directors and officers are as follows:

Brad Nightingale

Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Director

Mr. Nightingale (44 years old) is a successful business developer, consultant and manager. As a founder of the organization, he continues to be instrumental in managing the overall direction for the company. Mr. Nightingale has extensive experience in managing and financing early stage venture companies in both the public and private marketplace.

Mike Loustalot

President and Director

Mr. Loustalot (52 years old) is a 28-year golf industry veteran and 10-year old golf technology pioneer based in Scottsdale, Arizona. Prior to joining Digital Caddies as our President and a director in March 2013, Mr. Loustalot was Vice President of Sales & Strategic Partnerships for GolfNow, a subsidiary of Golf Channel. GolfNow is the Internet's largest online reservations and revenue management platform where Mr. Loustalot was responsible for growing the company from a handful of participating golf courses in 2008 to more than 4,000 today. In his career, Mr. Loustalot has been involved in nearly every facet of the golf business, including marketing, technology, golf shop operations and course development. Prior to GolfNow, Mr. Loustalot was Executive Vice President of Sales for Cypress Golf Solutions (the founding company to GolfNow), which provides management and marketing services to course owners and operators, marketing partners and affiliates, golfers and advertisers. Previously, Mr. Loustalot was founder and president of Spectrum Golf, a service bureau that provided private label, inbound call-center services for golf courses, hotels and golf vacation businesses.

Theodore Konyi

Secretary, Treasurer and Director

Mr. Konyi (59 years old) serves as a Director, and our Secretary and Treasurer. He also serves as the President and Chief Executive Officer of Maxwell Mercantile Inc., a merchant bank specializing in small public investments. As founder of the Maxwell group of companies, he has been involved in the start-up and growth phases of 15 corporations primarily in the energy and technology industries. From 1988 to 1998, Mr. Konyi was responsible for forming and financing 17 limited partnerships that invested $120MM in the energy sector. He has over 25 years of other entrepreneurial participation in the financial and investment arenas. Since 1994, he has been involved as a director or senior officer in 12 publicly listed companies. He founded Magnum Energy Inc. and served as a Director and its President and Chief Executive Officer from October 1, 2003 to January 31, 2009. He served as Vice President, Business Development of Smartcool Systems Inc. since September 1, 2004. He served as the President of StonePoint Global Brands Inc. (formerly Stonepoint Group Inc.) from 2001 to February 14, 2003. He was also a Director of Edge Resources Inc. and Chartwell Technology Inc. both publicly traded companies. He served as Founding Director of First Coal Corporation, a private company, which was recently purchased by Xstrata Coal. He has been a Director of Digital Caddies Inc. since January 18, 2007.

Mike Carney

Director

Mike Carney (38 years old) has 17 years of experience working within executive teams and with CEOs, board directors and professional investors across the globe in transformation initiatives. He is an expert in strategy execution, M&A, functional process design, FP&A and market/economic analysis. Mr. Carney has experience directly managing the majority of business functions, as well as, high level project management involving cross-department collaboration. During his career, Mr. Carney was involved in a number of sectors, including technology, business services, industrial, consumer and financial. He participated in numerous capital raisings and M&A transactions. In addition, as an analyst Mike covered hundreds of companies throughout his career, developed a strong institutional investor following, and was widely quoted in the financial and business press. Mr. Carney has worked with a number of publicly traded and privately held companies as an executive, strategy consultant and restructuring advisor. He has been with AGC Networks Inc., the North American operations of the global technology integrator AGC Networks Ltd., as its co-founder since its inception in early 2012. He is responsible for finance and administration, strategy, corporate development and vendor alliances. Mr. Carney was also a strategic advisory board member to Sagenet, a managed network services provider with customers across the U.S. Previously, Mr. Carney headed Development & Strategy for XETA Technologies (now a part of Windstream Communications), a publicly-traded enterprise communications integrator. There he was in charge of corporate development, marketing & product development, vendor partnerships and planning & analysis during the rebuilding of XETA and sale of the company during its last 2 years. Before XETA, Mr. Carney was a Principal of JACK Consulting and Three Part Advisors where he held interim roles and advised companies in a number of industries and practice focuses, including strategy setting, M&A, financial and business restructuring, competitive intelligence, KPI formation, market/macro-economic analysis and portfolio management. Mr. Carney participated as an initial member of the Enhanced Business Reporting Consortium/Gartner Key Performance Indicator Initiative along with financial executives from Microsoft, Cisco, SAP and Oracle, leaders from the AICPA and CFA Institute. Mr. Carney received a MBA from TCU with emphasis in investments and business law. He was the first recipient of the Communications Excellence Certification from the M.J. Neeley Center for Productive Communication. He also holds a BA in economics and completed the Business Economics Program with a specialization in money and banking from UT Austin. Mr. Carney is a CFA charter holder and member of the CFA Institute.

Term of Office

Each director serves for a term of one year and until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the shareholders.   Each officer serves for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

Limitation of Liability and Indemnification Matters

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Family Relationships

There are no family relationships among our Directors or executive officers.

Identification of Significant Employees

The Company currently has 14 full-time employees/consultants, not including independent sales consultants.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any

•	Registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Independence of Directors

We have on independent director, Mike Carney. However, Brad Nightingale, Mike Loustalot and Theodore Konyi are not independent directors because they are also officers of the Company.

 Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Board of Directors can adequately perform the functions of such committees.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Code of Ethics

We have adopted a Code of Ethics (the “Code”) that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer.  A written copy of the Code is available on written request to the Company.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid by the Company for the fiscal years of 2013 and 2012.

Summary Executive Compensation Table:

Name and principal position (a)	Year ended October 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Brad Nightingale (1)	2012	144,000	—	—	—	—	—	—	$144,000
	2013	144,000	—	600,000	289,450	—	—	—	$1,033,450
Theodore Konyi (2)	2012	120,000	—	—	—	—	—	—	120,000
	2013	120,000	—	—	248,100	—	—	—	368,100
Mike Loustalot, (3)	2012	—		—	—	—	—	—	—
	2013	158,333	45,000	—	206,823	—	—	100,938	511,094
Mike Carney, (4)	2012	—	—	—	—	—	—	—	—
	2013	—	—	—	—	—	—	—	—

The table above does not include prerequisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, October 31, 2013.

(1) Brad Nightingale is the Company’s CEO, CFO, Chairman and a Director. The shares were issued on April 12, 2013 as compensation for back pay and expenses for the amount of $352,410. The shares were valued at the market price on the respective date of issuance and the fair value of the shares was determined to be $600,000, resulting in a loss of $247,590..

(2) Theodore Konyi is the Company’s Secretary and Treasurer and a Director.

(3) Mr. Loustalot was appointed as President and Director of Digital Caddies on March 26, 2013. Mr. Loustalot is a 28-year golf industry veteran and 10-year old golf technology pioneer based in Scottsdale, Arizona. Prior to joining Digital Caddies, Loustalot was Vice President of Sales & Strategic Partnerships for GolfNow, a subsidiary of Golf Channel. GolfNow is the Internet's largest online reservations and revenue management platform where Loustalot was responsible for growing the company from a handful of participating golf courses in 2008 to more than 4,000 today. In 2010 more than one million golfers used the GolfNow.com service to book nearly five million rounds at participating courses. In his career, Loustalot has been involved in nearly every facet of the golf business, including marketing technology, golf shop operations and course development. Prior to GolfNow, Loustalot was Executive Vice President of Sales for Cypress Golf Solutions (the founding company to GolfNow), which provides management and marketing services to course owners and operators, marketing partners and affiliates, golfers and advertisers. Previously, Loustalot was founder and president of Spectrum Golf, a service bureau that provided private label, inbound call-center services for golf courses, hotels and golf vacation businesses.

(4) Mike Carney is a Director appointed in July 2014.

Narrative Disclosure to Summary Compensation Table

Brad Nightingale, the Company’s CEO, CFO, and Chairman, has an employment agreement with the Company’s predecessor-in-interest, GolfLogix Systems, which is filed herewith. Mike Loustalot, the Company’s President, has an employment agreement with the Company, which is filed herewith. Other than as disclosed, there are no current employment agreements between the Company and its executive officers. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of October 31, 2013.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Board of Directors can adequately perform the functions of such committees.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Code of Ethics

Our Board of Directors has not adopted a code of ethics due to the fact that we presently only have three Directors and four employees. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than ten percent (10%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal years ended December 31, 2013, we believe that our executive officers, Directors and ten percent (10%) stockholders complied with all reporting requirements applicable to them.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. However, the Company is currently in negotiations with Mike Carney, an independent director of the Company, with regards to compensation for his services to the Company. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors. Pursuant to a resolution of the Board of Directors, the Company has been authorized to compensate independent directors of the Company in an amount equal to cash compensation of $1,500 per quarter and stock option compensation equivalent to $20,000 per term.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board of Directors reserves the right to grant stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the number and percentage of outstanding shares of our common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and (b) all current directors and executive officers, as a group.

As of the date of this Prospectus, and including the securities described above, there were 89,734,973 shares of common stock issued and outstanding, 2,354 shares of Series A Preferred Stock issued and outstanding and 710 shares of Series B Preferred Stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Security Ownership of Officers and Directors

Name and Address of Beneficial Owner	Title of class	Amount and Nature of Beneficial Ownership	Percentage of Class
Brad Nightingale (1) (2)	Common Stock	4,996,051	5.57%
Theodore Konyi (1) (3)	Common Stock	6,367,229	7.10%
Mike Loustalot (4)	Common Stock	—	—

(1)	The address of the Company’s Officers and Directors is 15210 N Scottsdale Rd, Suite 280, Scottsdale, AZ 85254.
(2)	Brad Nightingale is the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Director. The shares were issued on May 8, 2013. Additionally, 996,051 of the subject shares are held by Mr. Nightingale’s wife, Josee Nightingale.
(3)	Theodore Konyi is the Company’s Secretary, Treasurer and Director. He also holds voting dispositive control of the 6,367,229 shares beneficially owned by Kirkton Holdings Ltd. and Maxwell Mercantile, Inc. as set forth below.
(4)	Mr. Loustalot was appointed as President and Director of Digital Caddies March 26, 2013.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Title of class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Kirkton Holdings Ltd (2) 2551 Eddington Drive Vancouver, BC V6L 2G2	Common Stock	3,304,470	3.68%
Maxwell Mercantile Inc. (3) 2551 Eddington Drive Vancouver, BC V6L 2G2	Common Stock	3,062,759	3.41%
Golf North America LLC (4) 5080 N. 40th Street, Suite 245 Phoenix, AZ 85018	Common Stock	3,250,000	3.62%
	Common Stock Issuable upon exercise of warrants	1,625,000	1.81%

(1)	Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	The Konyi Family Trust, 2551 Eddington Dr. Vancouver, B.C. V6L 2G2. Theodore Konyi, our secretary, Treasurer and a Director, holds voting dispositive control of the shares beneficially owned by Kirkton Holdings Ltd.

(3)	Theodore Konyi, our Secretary, Treasurer and a Director, holds voting dispositive control of the shares beneficially owned by Maxwell Mercantile Inc.

(4)	J. Russell Perlich (Manager) has voting and dispositive control over the common shares beneficially owned by Golf North America LLC. Golf North America purchased 3,250,000 shares of common stock in a private placement in April 2014, along with the 1,625,000 common stock purchase warrants which are exercisable at a price of $0.40 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

On May 8, 2013, Brad Nightingale, an officer and director of the Company, received 4,000,000 shares of common stock as payment for expenses and compensation for past services as an officer and director. A total amount of 996,251 shares were issued to Mr. Nightingale’s wife, Josee Nightingale, in connection with a stock purchase agreement dated 2007.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Board of Directors. In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•	Disclosing such transactions in reports where required;
•	Disclosing in any and all filings with the SEC, where required;
•	Obtaining disinterested directors consent; and
•	Obtaining shareholder consent where required.

Director Independence

Quotations for the Company’s common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors other than Mike Carney. Our directors, Brad Nightingale, Theodore Konyi and Mike Loustalot, are also the executive officers of the Company.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Zouvas Law Group, PC in San Diego, California.

EXPERTS

MaloneBailey, LLP, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. MaloneBailey, LLP has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Oklahoma law provide that none of our officers or directors will be personally liable to the Company or its stockholders for any damages as a result of any act or failure to act in his or her capacity as an officer or director unless it is proven that:

•	The officer’s or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and

•	The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

These provisions eliminate our rights and those of our stockholders to recover damages from an officer or director for his or her breach of a fiduciary duty unless such breach involved intentional misconduct, fraud or a knowing violation of law. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against an officer or director for his or her acts or failure to act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Brad Nightingale, our Chief Executive Officer.

INDEX TO FINANCIAL STATEMENTS

DIGITAL CADDIES, INC.

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets (Audited) as of October 31, 2013 and October 31, 2012 and (Unaudited) as of April 30, 2014	F-2
Statements of Operations (Audited) for the years ended October 31, 2013 and 2012; and (Unaudited) for the six months periods ended April 30, 2014 and 2013	F-3
Statement of Stockholders’ Equity (Audited) for years ended October 31, 2013 and October 31, 2012 and (Unaudited) six months ended April 30, 2014	F-4
Statements of Cash Flows (Audited) for the years ended October 31, 2013 and 2012; and (Unaudited) for the six months periods ended April 30, 2014 and 2013	F-5
Notes to the Audited Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Digital Caddies, Inc.

Scottsdale, AZ

We have audited the accompanying consolidated balance sheets of Digital Caddies, Inc. and its subsidiaries (collectively the “Company”) as of October 31, 2013, and 2012, and the related consolidated statement of operations, change in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Digital Caddies, Inc. and its subsidiaries as of October 31, 2013, and 2012, and the results of their consolidated operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s has suffered recurring losses from operating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey LLP

MaloneBailey, LLP

Houston, TX 77042

August 19, 2014

F-1

Digital Caddies, Inc.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	April 30,	October 31,	October 31,
	2014	2013	2012
ASSETS
Current assets:
Cash	$1,308,829	$199,114	$47,029
Accounts receivable	380,712	366,524	10,970
Prepaid expenses	638	6,495	6,306
Total current assets	1,690,179	572,133	64,305

Fixed assets, net	431,463	168,181	—

TOTAL ASSETS	$2,121,642	$740,314	$64,305

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	$458,900	$378,715	$51,873
Accrued liabilities	8,843	9,617	755,330
Notes payable due to shareholders	—	—	469,683
Notes payable	—	—	31,235
Total current liabilities	467,743	388,332	1,308,121

TOTAL LIABILITIES	467,743	388,332	1,308,121

Stockholders Equity (deficit):
Series A Convertible Preferred Stock, $0.001 par value, 2,777,778 shares authorized 2,354 shares, 2,354 shares and 2,354 shares issued and outstanding as of April, 30, 2014, October 31, 2013 and October 31, 2012, respectively	2	2	2
Series B Convertible Preferred Stock, $0.001 par value, 2,666,667 shares authorized 710 shares, 710 shares and 710 shares issued and outstanding as of April 30, 2014, October 31, 2013 and October 31, 2012, respectively	1	1	1
Common stock, $0.001 par value, 225,000,000 shares authorized 89,734,973, 69,168,243 and 46,388,510 shares issued and outstanding as of April 30, 2014, October 31, 2013 and October 31, 2012, respectively	89,736	69,169	46,389
Additional paid in capital	9,166,717	5,462,952	1,986,928
Accumulated deficit	(7,602,557)	(5,180,142)	(3,277,136)
Total Stockholders Equity (deficit)	1,653,899	351,982	(1,243,816)

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)	$2,121,642	$740,314	$64,305

The accompanying notes are an integral part of these consolidated financial statements.

F-2

DIGITAL CADDIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

For the years ended October 31, 2013 and 2012 and the six months ended April 30, 2014 and 2013 (Unaudited)

	Unaudited
	For the Six Months Ended		For the Twelve Months Ended
	April 30,		October 31,
	2014	2013	2013	2012

Revenue	$175,857	$126,958	$992,538	$477,795
Costs of revenue	(1,059,397)	(11,748)	(527,720)	(34,047)

Gross profit (loss)	(883,540)	115,210	464,818	443,748
Operating expenses:
Research and Development	134,375	52,000	100,697	—
Sales, General and Administrative	1,412,228	1,079,633	2,117,573	444,716
Total operating expenses	1,546,603	1,131,633	2,218,270	444,716

Loss from continuing operations	(2,430,143)	(1,016,423)	(1,753,452)	(968)

Other income (expense):
Foreign currency exchange gain (loss)	7,728	(21,103)	10,039	(43,014)
Gain on liability forgiveness	—	55,000	55,000	—
Gain (loss) on debt settlement	—	(250,590)	(250,590)	11,000
Other income	—	—	46,702	—
Interest expense	—	—	(10,705)	(4,928)
Total other income (expense)	7,728	(216,693)	(149,554)	(36,942)

Net loss	$(2,422,415)	$(1,233,116)	$(1,903,006)	$(37,910)

Net loss per share - basic and diluted	$(0.04)	$(0.02)	$(0.03)	$(0.00)
Weighted average number of shares outstanding - basic and diluted	68,479,328	51,617,626	59,295,220	45,386,318

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Digital Caddies, Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY DEFICIT

For the years ended October 31, 2013 and 2012 and the six months ended April 30, 2014 (Unaudited)

	Common Stock		Preferred Stock Series A		Preferred Stock Series B
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total Equity
Balance as of October 31, 2011	37,088,510	$37,089	2,354	$2	710	$1	$1,957,228	$(3,239,226)	$(1,244,906)

Common stock issued for cash	300,000	300					29,700		30,000

Common stock issued for debt conversion	9,000,000	9,000							9,000

Net loss								(37,910)	(37,910)

Balance as of October 31, 2012	46,388,510	$46,389	2,354	$2	710	$1	$1,986,928	$(3,277,136)	$(1,243,816)

Common stock issued for cash	15,929,733	15,930					1,664,530		1,680,460

Common stock issued for debt conversion	1,450,000	1,450					216,050		217,500

Common stock issued for accrued compensation	5,400,000	5,400					872,690		878,090

Option expense							722,754		722,754

Net loss								(1,903,006)	(1,903,006)

Balance as of October 31, 2013	69,168,243	$69,169	2,354	$2	710	$1	$5,462,952	$(5,180,142)	$351,982

Common stock issued for cash	20,566,730	20,567					3,661,606		3,682,173

Option expense							42,159		42,159

Net loss								(2,422,415)	(2,422,415)

Balance as of April 30,2014 (Unaudited)	89,734,973	$89,736	2,354	$2	710	$1	$9,166,717	$(7,602,557)	$1,653,899

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Digital Caddies, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOW

For the years ended October 31, 2013 and 2012 and the six months ended April 30, 2014 and 2013 (Unaudited)

	For the Six	For the Six	For the Year	For the Year
	Months Ended	Months Ended	Ended	Ended
	April 30, 2014	April 30, 2013	October 31, 2013	October 31, 2012
	Unaudited	Unaudited
Cash flows from operating activities
Net loss	$(2,422,415)	$(1,233,116)	$(1,903,006)	$(37,910)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	29,943	4,315	14,068	—
Option Expense	42,159	679,320	722,754	—
Gain on liability forgiveness	—	(55,000)	(55,000)	—
Loss (gain) on debt settlement	—	250,590	250,590	(11,000)
Impairment expense on fixed assets	—	—	31,535	—
Fixed assets purchased in exchange for advertising service	—	—	(46,702)	—
Changes in operating assets and liabilities
Accounts receivable	(14,188)	(160,321)	(355,554)	19,300
Prepaid expenses	5,857	—	(189)	(6,306)
Accounts payable	80,185	—	326,842	(556)
Accrued expenses	(774)	8,170	(45,713)	63,869

Net Cash provided by (used in) operating activities	$(2,279,233)	$(506,042)	$(1,060,375)	$27,397

Cash flows from investing activities
Acquisition of property and equipment	(293,225)	(44,480)	(167,082)	—

Net Cash used in investing activities	(293,225)	(44,480)	(167,082)	—

Cash flows from financing activities
Repayment of notes payables due to shareholders	—	(193,259)	(269,683)	(23,634)
Repayment on notes payable	—	(24,218)	(31,235)	(100,108)
Borrowing on notes payable from shareholders	—	—	—	80,000
Proceeds sale of common stock	3,682,173	844,750	1,680,460	30,000

Net Cash provided by (used in) financing activities	$3,682,173	$627,273	$1,379,542	$(13,742)

Net increase in cash	$1,109,715	$76,751	$152,085	$13,655

Cash - beginning of period	$199,114	$47,029	$47,029	$33,374

Cash - end of period	$1,308,829	$123,780	$199,114	$47,029

Supplemental disclosure:
Cash paid for interest	$—	$—	$10,705	$4,928
Cash paid for income taxes	$—	$—	$—	$—

Noncash investing and financing activities
Stock issuance for subscription receivable	$—	$92,250	$—	$—
Stock issuance for debt conversion	$—	$145,000	$145,000	$20,000
Stock issuance for accrued compensation	$—	$700,000	$700,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-5

DIGITAL CADDIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION & ORGANIZATION

Basis of presentation

The accompanying consolidated financial statements include the accounts of Digital Caddies, Inc., Digital Caddies (Canada) Inc. and Digital Caddies (US), Inc.

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Any reference herein to “CADY”, the “Company”, “we”, “our” or “us” is intended to mean Digital Caddies, Inc. including the subsidiaries indicated above, unless otherwise indicated.

Description of Business

Digital Caddies, Inc. (“CADY” or the “Company”) is a corporation, which was incorporated under the laws of the State of Oklahoma on September 7, 2011. The shares of stock and warrants of the Company were previously held in the name of DNA Beverage Corp., a Nevada Corporation, prior to the Company completing a holding company formation pursuant to Section 1081(a) of the Oklahoma General Corporation Laws. The Company’s fiscal year end is October 31.

The evolution of tablet technology and wireless connectivity has enabled Digital Caddies, Inc., a golf-centric technology and information-dissemination company to leverage its extensive relationships and industry knowledge to create a rapidly expanding, nationwide, highly monetizable, audience we are calling The Players Network. Digital Caddies is an informational medium that most notably enables advertisers to intimately engage one of the most attractive, and sought after demographics in the US - the country’s golfers and golf enthusiasts.

Digital Caddies connects golfers to advertisers by installing multifunctional web-enabled interactive tablets (currently manufactured by Samsung) in golf cars that operate on and are owned by golf courses across the United States. These robust, Internet-connected interactive tablets provide a host of services to both golfers and golf courses alike. Once interactive tablets are installed on a golf course, players could be provided with a number of interactive, engaging services and applications, such as GPS-based hole/course information, scoring applications, messaging platforms (for cart-to-cart and cart-to-course communications), the ability to wirelessly call for the beverage cart, plus news, weather, sports, entertainment and more. In addition, our platform provides a broad portfolio of course management tools designed to enable course managers to improve player turnover via GPS-based cart tracking and communications, increased merchandise and concession sales via real-time on-tablet promotions, and access to additional revenue streams (e.g., sale of local advertising.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of Digital Caddies, Inc. and its wholly owned subsidiaries of Digital Caddies (Canada), Inc. and Digital Caddies (US), Inc. for the six-month period ended April 30, 2014 and the years ending October 31, 2013 and 2012. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Cash and cash equivalents

Cash and cash equivalents include certain investments with original maturities of three months or less, such as money market accounts. There are no cash equivalents as of April 30, 2014, October 31, 2013, and October 31, 2012.

Accounts receivable

Accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for trade accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. As of April 30, 2014, October 31, 2013 and October 31, 2012, the allowance for doubtful accounts totals $0, $0 and $0, respectively.

Long-lived assets

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicated that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. $31,535  and $0 of impairment losses were recognized for the years ended October 31, 2013 and 2012 and none for the six months ended April 30, 2014 and 2013.

Revenue recognition  & Major Customers

Revenue is recognized in accordance with SEC Staff Accounting Topic 13, "Revenue Recognition in Financial Statements". The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable and collectability of the resulting receivable is reasonable assured.

The Company derives the majority of its revenue from the sale of advertising. As is the case with most advertising-based business models, our ability to attract advertisers, generate revenues and garner premium advertising rates (known as “Cost per Mille,” “CPM” or cost per thousand impressions) will be highly dependent upon a number of key factors including: (i) the attractiveness and density of our primary demographic; (ii) the amount of reach and/or viewership; (iii) the dwell time (that is, how long a viewer looks at a particular screen); and (iv) the data (that is, what is known about a viewer and what information can be collected for the advertiser).

Level 18 is a third party vendor that assists Digital Caddies with our wireless relationships.  Level 18 provided Digital Caddies with sponsorship income to assist with the launch of the Digital Caddies platform.  The revenue recorded for the year ending October 31, 2013, related to the number of devices the company activated on the Sprint network. During the year ended October 31, 2013, approximately 98% or $973,300  of sponsor revenue was recognized from Level 18.

The Company also generates rental income from the legacy business of renting Garmin G8 devices to the golf course to provide simple distance messaging The golf course paid a monthly rental fee for the devices.  After fiscal year ended October 31, 2013 the Company does not expect to have any significant revenue from their legacy business.

COSTS OF REVENUE

Costs of revenue are primarily related to the costs for wireless data we use to connect the network to the Web. Connectivity is required in order for the features of the network to function. Because the network needs to be built before advertising can be sold, there is initially a negative margin. As of the date of this report, the company has installed approximately 7,000 tablets in golf carts across the country and management believes the network has reached an initial size that should start to attract advertising through major advertising networks.

The costs of revenue also include the depreciation expense on the fixed assets.

Stock based compensation

ASC 718, “Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based employee compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for share based payments to employees in accordance with ASC 718 and share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Black-Scholes option pricing model, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Beneficial Conversion Features

Under ASC 470-20 “Debt with Conversion and Other Options” the intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the common shares at the commitment date to be received upon conversion.

Advertising

Advertising costs are incurred in selling and general administration expenses, and are expensed when the advertising or promotion is published or presented to customers. Advertising, promotion and marketing programs are charged to operations in the period incurred.

Research and Development

Costs incurred in developing the ability to create and manufacture products for sale are included in research and development. Once a product is commercially feasible and starts to sell to third party customers, the classification of such costs as development costs stops and such costs are recorded as costs of production, which is included in cost of revenue. Research and development costs are expensed when incurred.

Basic and Diluted Net Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. The Company computes net income (loss) per share in accordance with ASC 260. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. As there was a net loss for the periods, basic and diluted loss per share is the same for the years ended October 31, 2013 and 2012 and six months ended April 30, 2014 and 2013, respectively.

Income Taxes

The Company accounts for income taxes utilizing ASC 740, “Income Taxes” (SFAS No. 109). ASC 740 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carry forwards, and of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law. The effects of future changes in tax laws or rates are not included in the measurement. The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns. The Company currently has substantial net operating loss carry forwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times such cash may be in excess of the FDIC limit. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

Fair Value Measurements

As defined in ASC 820 “Fair Value Measurements”, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique.

These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred losses and generated negative cash flow from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

If necessary, the Company will pursue additional equity and/or debt financing while managing cash flows from operations in an effort to provide funds to meet its obligations on a timely basis and to support future business development.

The financial statements do not contain any adjustments to reflect the possible future effects on the classification

4. EQUIPMENT LOANS

The Company had two equipment loans with Enterprise Bank (formerly Home National Bank). The loans were collateralized by the equipment purchased and secured via a security agreement. One was issued on March 23, 2009 for amount of $225,148.40, bears an interest rate of 8.5% per annum, due on January 1, 2013. As of April 31, 2014, October 31, 2013, and October 31, 2012, the loan has a balance of $0, $0, and $2,284, respectively. The other one was issued on January 12, 2010 for amount of $850,000, bears an interest rate of $8.5% per annum, due on August 1, 2013. As of April 31, 2014, October 31, 2013, and October 31, 2012, the loan has a balance of $0, $0, and $28,951 , respectively. During the year ended October 31, 2013 and 2012, the Company repaid a total of $31,235 and $100,108 for the equipment loans, respectively.

5. LOANS PAYABLE – SHAREHOLDERS

The Company has received loans from shareholders from time to time, which have been used for working capital. The loans are without interest and have no term. As of April 31, 2014, October 31, 2013, and October 31, 2012, the note payable balance due to shareholders has a balance of $0, $0, and $469,683, respectively.

During the year ended October 31, 2012, the Company shareholders advanced $80,000 and the Company repaid a total of $23,634 for the loans from shareholders. During the year ended October 31, 2013, the Company repaid a total of $269,683 for the loans from shareholders. Another $145,000 was converted to 1,450,000 shares of common stock on April 30, 2013. The shares were valued at the market price on the respective date of issuance and the fair value of the shares was determined to be $217,500, resulting in a loss on debt settlement of $72,500 . The remaining $55,000 was forgiven by the shareholder, resulting in a gain of $55,000.

During the year ended October 31, 2013, a total of $250,950 of loss on settlement of debt was recognized which include (a) a loss of $72,500 as mentioned above (b) a loss of $247,590 as related to 4 million shares issue for accrued compensation – see not 7 (c) and netted against a gain of $69,500 as relates to 400,000 shares issue for accrued compensation – see note 7.

During the six-month period ending April 30, 2014, shareholders have not lent the Company any additional capital. All loans have been repaid and there are currently no loans outstanding.

6. PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives: 3 to 7 years.

Fixed Assets consisted of the following:

	At April 30, 2014	At October 31, 2013	At October 31, 2012
Equipment Assets	$460,358	$177,507	1,744,611
Furniture and fixtures	15,116	4,742	—
Less, accumulated depreciations	(44,011)	(14,068)	(1,744,611)
Property and equipment, net	$431,463	$168,181	—

Depreciation expense for the periods ending April 30, 2014, April 30, 2013, October 31, 2013 and October 31, 2012 was $29,943, $4,315, $14,068 and $0, respectively.

Cash paid for the acquisition of property and equipment for the six months ended April 30, 2014, April 30, 2013 and year ended October 31, 2013 and October 31, 2012 was $293,225, $44,480, $167,082 and $0, respectively.

During the year ended October 31, 2013, the Company purchased property and equipment in exchange for providing advertising services. The Company evaluate the transaction under ASC 845-10 “Nonmonetary transactions” and determined the fair value of the asset received shall be used to measure the cost as it is more clearly evident than the fair value of the asset surrendered. The Company determined the fair value of the asset was $46,702 and was recognized as other income for the year ended October 31, 2013.

7. COMMON STOCK

The Company is authorized to issue Two Hundred Fifty Million (250,000,000) shares, of which (225,000,000) shares are Common Stock, $0.001 par value per share. The Company is authorized to issue 25,000,000 shares of Preferred Stock as follows:

2,777,778 - Series “A” Convertible Preferred Shares

2,666,667 - Series “B” Convertible Preferred Shares

19,555,555 - Undesignated Preferred Shares

Series “A” Convertible Preferred Stock

The holders of outstanding Series A Convertible Preferred Shares are entitled to receive, if declared, noncumulative dividends in the total amount of $0.09 per share, before any dividend is paid on Common Shares, payable in cash or stock at the sole discretion of the Board of Directors.

In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series A Convertible Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Company’s Common Shares or junior stock, an amount equal to ninety cents ($0.90) per share.

The holders of the Preferred Shares and the holders of the Common Shares issued and outstanding shall have and possess equal rights to notice of shareholders meetings, and identical voting rights and powers to vote upon the election of directors or upon any other matter.

The holder of record of any share or shares of Series A Convertible Preferred Stock have the right to convert one (1) share of Series A Convertible Preferred Stock into one fully paid and non-assessable share of Common Stock of the Company so long as the average bid price of the Company's Common Stock over the thirty (30) day period prior to the holder's election to convert is $1.00 or greater. In the event the average bid price of the Company's Common Stock is less than $1.00 over the thirty (30) day period prior to the holder's election to convert, then each share of Series A Convertible Preferred Stock of the Company shall be converted into 1.3334 fully paid and non-assessable shares of the Common Stock of the Company.

In the event that the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

The Corporation has the right, at its option, to cause all or a portion of the outstanding shares of Series A Convertible Preferred Stock to be redeemed, subject to the legal availability of funds therefore, at ninety cents ($.90) per Series A Convertible Preferred Share (the Redemption Price"). On and after the date of redemption, provided that the Redemption Price has been paid, dividends will no longer be payable on the shares of Series A Convertible Preferred Stock called for redemption. These shares will no longer be deemed to be outstanding, and the holders of these shares will have no rights as stockholders, except the right to receive the Redemption Price, without interest, upon surrender of the certificates evidencing the shares of Series A Convertible Preferred Stock to be redeemed.

The Series A convertible preferred stock is not redeemable at the holder’s option.

Series “B” Convertible Preferred Stock

The Series B Convertible Preferred Stock shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank junior to the Company's Series A Convertible Preferred Stock, and shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Company, rank senior to all other series of Preferred Shares which may be subsequently issued except to the extent that any such other subsequently issued series provided that it shall rank senior to the Series B Convertible Preferred Stock.

Subject to the prior and superior rights of any holders of the Series A Convertible Preferred Stock with respect to dividends, the holders of outstanding Series B Convertible Preferred Shares, in preference to the shares of Common Stock and any other stock of the Company junior to the Series B Convertible Preferred Stock, are entitled to receive, when, as and if declared out of the funds at the time legally available therefore, annual noncumulative dividends on each share of the Series B Convertible Preferred Stock equal to ten percent (10%) of the Series B Convertible Preferred Stock stated value payable in cash or stock at the sole discretion of the Board of Directors.

Subject to the prior and superior rights of any holders of the Series A Convertible Preferred Stock with respect to preference on liquidation, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series B Convertible Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Company’s Common Shares or junior stock, an amount equal to seventy five cents ($0.75) per share.

The holders of the Preferred Shares and the holders of the Common Shares issued and outstanding shall have and possess equal rights to notice of shareholders meetings, and identical voting rights and powers to vote upon the election of directors or upon any other matter.

The holder of record of any share or shares of Series B Convertible Preferred Stock shall have the right to convert one (1) share of Series B Convertible Preferred Stock into fully paid and non-assessable shares of Common Stock of the Company. The number of shares of Common Stock to which a holder of Series B Convertible Preferred Stock shall be entitled upon conversion shall be equal to the aggregate subscription price paid by the holder for the Series B Convertible Preferred Stock divided by eighty percent (80%) of the average of the bid and asked price of the Company's Common Stock over the thirty (30) day period prior to the holder's tender of notice to the Company of his election to convert. However, in any event, the maximum conversion price of the Series B Convertible Preferred Stock shall not exceed $.75 per share and the minimum conversion price of the Series B Convertible Preferred Stock shall not be lower than $.40 per share, unless such minimum conversion price is lowered by the Board of Directors at its sole discretion. Fractional shares shall be rounded to the nearest whole number.

In the event that the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

The Company has the right, at its option, to use all or a portion of the outstanding shares of Series B Convertible Preferred Stock to be redeemed, subject to the legal availability of funds therefor, at seventy five cents ($. 75) per Series B Convertible Preferred Share (the "Redemption Price"). If fewer than all of the outstanding shares of Series B Convertible Preferred Stock are to be redeemed, the Company will select those to be redeemed pro rata, or by lot, or in any other manner as the Board of Directors may determine. If a partial redemption of the Series B Convertible Preferred Stock would result in the delisting of the Series B Convertible Preferred Stock from any national securities exchange on which the shares of Series B Convertible Preferred Stock are then listed, the Company may only redeem the Series B Convertible Preferred Stock in whole. On and after the Redemption Date, provided that the Redemption Price has been paid, dividends will no longer be payable on the shares of Series B Convertible Preferred Stock called for redemption, These shares will no longer be deemed to be outstanding, and the holders of these shares will have no rights as stockholders, except the right to receive the Redemption Price, without interest, upon surrender of the certificates evidencing the shares of Series B Convertible Preferred Stock to be redeemed.

The Series B convertible preferred stock is not redeemable at the holder’s option.

The Company analyzed the embedded conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the conversion option should be classified as equity.

The Company analyzed the conversion option for beneficial conversion features consideration under ASC 470-20 “Convertible Securities with Beneficial Conversion Features” and noted none.

As of April 30, 2014, October 31, 2013 and October 31, 2012, there were 89,734,973, 69,168,243 and 46,388,510 common stock shares issued and outstanding, respectively.

As of April 30, 2014, October 31, 2013 and October 31, 2012, there were 2,354 shares, 2,354 shares and 2,354 shares Series A Convertible Preferred shares issued and outstanding, respectively.

As of April 30, 2014, October 31, 2013 and October 31, 2012, there were 710 shares, 710 shares and 710 shares Series B Convertible Preferred shares issued and outstanding, respectively.

Common shares issued for cash:

During the six months ended April 30, 2014, there were 20,566,730 total shares of common issued for cash of $3,682,173.

During the year ended October 31, 2013, there were 15,929,733 shares of common stock issued for cash of $1,680,460.

During the year ended October 31, 2012, there were 300,000 shares of common stock issued for cash of $30,000.

All the shares were sold in units. Each unit consists of one share of the Company’ common stock and one common stock purchase warrant. Two warrants provide the right to purchase one share of the Company’s common stock, which shall be exercisable immediately and have an exercise price of $0.20 per share.

Other previous share issuances:

During November and December 2011, the Company issued 9,000,000 restricted common stock shares to satisfy convertible notes of $20,000. The shares were valued at the market price on the respective date of issuance and the fair value of the shares was determined to be $9,000, resulting in a gain on debt settlement of $11,000.

On April 12, 2013, the Company issued 1,000,000 restricted common stock shares to satisfy compensation owed to a consultant, who is also a related party, for amount of $218,090. The shares were valued at the market price on the respective date of issuance and the fair value of the shares was determined to be $150,000. Since the consultant is a related party, no gain was recognized.

On April 12, 2013, the Company issued 4,000,000 restricted common stock shares to satisfy compensation owed to the CEO for amount of $352,410. The shares were valued at the market price on the respective date of issuance and the fair value of the shares was determined to be $600,000, resulting in a loss of $247,590.

On April 12, 2013, the Company issued 400,000 restricted common stock shares to satisfy compensation owed to a consultant for amount of $129,500. The shares were valued at the market price on the respective date of issuance and the fair value of the shares was determined to be $60,000, resulting in a gain of $69,500.

On April 30, 2013, $145,000 of note payable due to shareholders was converted to 1,450,000 shares of common stock. The shares were valued at the market price on the respective date of issuance and the fair value of the shares was determined to be $217,500, resulting in a loss on debt settlement of $72,500. See note 5.

8. WARRANTS, OPTIONS AND OTHER RIGHTS TO ACQUIRE SHARES

Warrants

The table below summarizes the Company’s warrant activities through April 30, 2014. All the warrants were issued along with stock issuance for cash, except warrants to purchase 3,085,144 common shares of the Company was issued in April 2014 to broker as financing fee.

During the year ended October 31, 2012 a total of 150,000 warrants were issued along with stock issuance for cash and has an exercise of $0.20, expire in July, 2014 and are vested immediately.

During the year ended October 31, 2013 a total of 7,090,000 warrants were issued along with stock issuance for cash of which 1,425,000 warrants will expire in July, 2014 and the remaining 5,665,000 warrants will expire in December, 2014. All warrants have an exercise of $0.20 and are vested immediately.

During the six months ended April 30, 2013, 10,283,815 warrants were issued along with stock issuance for cash and 3,085,144 warrants was issue to broker as financing fee. All warrant has an exercise of $0.40 and 3,085,144 warrants expire in February 2019 with the remaining expire in April, 2019 and are vested immediately.

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Weighted Average Life	Aggregate Intrinsic Value

Balance, October 31, 2011	52,389	$1.5 to $2.5	$1.99	5.17	—

Granted	150,000	$0.20	$0.20	0.68	—

Expired	—	—	—	—	—

Balance, October 31, 2012	202,389	$0.20 to $2.5	$0.66	2.32	—

Granted	7,090,000	$0.20	$0.20	1.04	—

Expired	—	—	—	—	—

Balance, October 31, 2013	7,292,389	$0.20 to $2.5	$0.21	1.05	$724,000

Granted	13,368,959	$0.40	$0.40	4.92	—

Expired	—	—	—	—	—

Balance, April 30, 2014	20,661,348	$0.20 to $2.5	$0.33	3.38	$1,551,045

Options

Effective April 25, 2013, the Company granted 5,100,000 options to purchase common stock to employees of the Company all with an exercise price of $.10, and all of which expire on April 25, 2023. A total 3,850,000 options vest on the date of grant with the remaining 1,250,000 options vest equally in four years. The Company evaluated the stock options in accordance with ASC 718, Stock Compensation, and utilized the Black Scholes method to determine valuation. As a result of our analysis, the total fair value for the stock option expense on the grant date of April 25, 2013 is $843,613.

The Company used the following Black Sholes inputs in determining the fair value of the options:

Stock Price (grant date)	$0.1655
Exercise Price	$0.10
Expected Term	5 to 7 years
Volatility	300%
Annual Rate of Dividends	0.00%
Risk Free Interest Rate	0.71% - 1.15%

During the six months ended April 30, 2014, and the year ended October 31, 2013, $42,159, and $722,754 were recognized as option expense, respectively. As of April 30, 2014 and October 31, 2014, the unamortized option expense is $78,700 and $120,859, respectively.

The table below summarizes the Company’s option activities through April 30, 2014.

	Number of option Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Weighted Average Life	Aggregate Intrinsic Value

Balance, October 31, 2011	—	—	—	—	—

Granted	—	—	—	—	—

Expired	—	—	—	—	—

Balance, October 31, 2012	—	—	—	—	—

Granted	5,100,000	$.10	$.10	10.00	—

Expired	—	—	—	—	—

Balance, October 31, 2013	5,100,000	$.10	$.10	9.49	$820,000

Granted	—	—	—	—	—

Expired	—	—	—	—	—

Balance, April 30, 2014	5,100,000	$.10	$.10	8.99	$1,326,750

9. INCOME TAX

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

During the six months ended April 30, 2014 and the years ended October 31, 2013 and 2012, the Company incurred net losses, and, therefore, had no tax liability. The net deferred asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry forward is approximately $6,620,921, $4,257,956 and $3,283,738, respectively as of April 30, 2014 and the years ended October 31, 2013 and 2012, and will expire in years 2020 through 2034.

Deferred tax assets consist of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its reliability. The effective tax rate is 34%.

As of April 30, 2014 and the years ended October 31, 2013 and 2012, deferred tax assets consisted of the following:

	At April 30, 2014 (Unaudited)	At October 31, 2013	At October 31, 2012
Net Operating Loss Carryover	$2,251,113	$1,447,705	1,116,471
Valuation Allowance	(2,251,113)	(1,447,705)	(1,116,471)
Deferred Tax Assets, Net	$—	$—	—

A valuation allowance for the deferred tax asset has been provided, as it is more likely that not that this asset will not be realized

10. COMMITMENTS AND CONTINGENCIES

Leases

The CEO, Brad Nightingale, resides in a home that has separate living quarters on the property (“Rentee”). Digital Caddies (US) Inc. (“Company”) wishes to have un-restricted access to use these living quarters at its discretion for the purpose of accommodating employees, officers, directors or company guests visiting from out of town.  The company will pay $1,500 per month to rent the premises. This agreement will be for 1 year and will automatically renew each year unless written notice is provided by either party to terminate the agreement.

Rent expenses for all periods presented are as follows:

Six months ended April 30, 2014: $9,000

Six months ended April 30, 2013: $9,000

Year ended October 31, 2012: $18,000

Year ended October 31, 2013: $18,000

The Company leases its main office facility in Scottsdale, Arizona at 15051 North Kierland Blvd, under a five-year lease that began on May 2013 and ends on September 30, 2018. The Company is required to pay a yearly rental rate of $25 per square foot on 2,844 rentable square feet; each rental payment is due in advance on the first calendar day of the month during the lease term. After the first 12 months of occupancy, the rental rate for the facility will increase $.50 per foot per year, successively for each year during the term.  The total rental payments for the lease term will be $401,715

The schedule of lease rental payments is as follows:

Period	Annual Rent per foot	Annual Base Rent

Start - 4/30/14	$25.00	$71,100.00
5/1/14 - 4/30/15	$25.50	$72,522.00
5/1/15 - 4/30/16	$26.00	$73,944.00
5/1/16 - 4/30/17	$26.50	$75,366.00
5/1/17- 9/30/18	$27.00	$108,783.00
		$401,715.00

Rent expense the North Kierland facility for all periods presented are as follows:

Six months ended April 30, 2014: $37,081

Year ended October 31, 2013:  $37,081

The Company also leases an office facility in Scottsdale, Arizona at 15210 N. Scottsdale Rd., Suite 250, Scottsdale AZ 85254, under a month-to-month lease that began on April 1, 2012. The Company is required to pay a monthly rent of $750; each rental payment is due in advance on the first calendar day of the month during the lease term.

Rent expenses for all periods presented are as follows:

Six months ended April 30, 2014: $4,500

Six months ended April 30, 2013: $4,500

Year ended October 31, 2012:  $5,250

Year ended October 31, 2013:  $9,000

11. SUBSEQUENT EVENTS

On May 30, 2014, the Company secured a $3,000,000 commitment (the “Loan”) from Venture Lending and Leasing VI, Inc. and Venture Lending and Leasing VII, Inc., and their assigns (collectively the “Lender”). Pursuant to the Loan, the Lender shall make $2,000,000 available immediately through June 15, 2014 and thereafter another $1,000,000 is available to the Company, between December 31, 2014 and February 1, 2015, if the Company reaches at least 85% of its 2014 revenue plan and not having spent more than 110% of forecasted cash burn during the same period and upon a satisfactory review of the Company’s board approved 2015 financial plan. The Loan has a term of 36 months with interest-only payments due during the first six months and was collateralized by all the assets of the Company. Thereafter, a thirty month amortization period begins (principal and interest payments). The amortization monthly payment is a minimum of 12.5%, subject to fluctuations in the prime interest rate.

As additional consideration for the Loan, the Lender was issued warrants to purchase shares of the Company’s common stock (the “Warrants”) at a purchase price equal to the lower of: (1) $0.31; or (2) the 90-day VWAP closing price of Company's common stock ending on the date which is ninety (90) days after the date of issuance of the Warrants. The Warrants have an expiry date of February 1, 2025 and have a cashless exercise option. Upon either the occurrence of certain material corporate events or on the date which is five (5) years after the date of issuance, whichever occurs first, Lender has the option to exchange the Warrants for a cash payment in an amount equal to Nine Hundred Thousand Dollars ($900,000).

There are a minimum of 190,402 shares issuable upon exercise of warrants issued in May 2014 to placement agent who assisted in the above debt financing transaction, with an expiration date of April 17, 2019, at a conversion rate whereby one (1) warrant plus the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 will convert into one (1) common share upon exercise.

On June 16, 2014, the Company made amendment to the term of the warrants issued in January 2013, which has expiry date of July 6, 2014, to extend the expiry date to December 19, 2014. The amendment also added an additional condition: the Company shall have the option to require the exercise of the warrant if the common stock shares have traded at a market closing price of $0.4 or higher for a period of 10 trading days (call option), the total number of warrants effected by the above amendment is 1,575,000 shares.

F-6

PROSPECTUS

DIGITAL CADDIES, INC.

15210 N Scottsdale Rd., Suite 280

Scottsdale, AZ 85254

20,000,000 shares of common stock

10,000,000 warrants to purchase shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 2014

[RESALE PROSPECTUS ALTERNATIVE PAGE]

DIGITAL CADDIES, INC.

15210 N Scottsdale Rd., Suite 280

Scottsdale, AZ 85254

Tel: 480-626-2423

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

45,052,208 shares of common stock

This prospectus covers the resale by our Selling Shareholder of an aggregate of 45,052,208 shares of common stock of the Company, which includes: (i) up to 20,567,630 shares (the “2014 Purchased Shares”) of common stock previously issued at a price of $0.20 per share to the Selling Shareholders in connection with a private placement that closed on April 17, 2014; (ii) up to 1,749,733 shares (the “2013 Purchased Shares”) of common stock previously issued at a price of $0.15 per share to the Selling Shareholders in connection with a private placement that closed on October 28, 2013; (iii) up to 10,283,815 shares (the “First Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “First Investor Warrants”) at an exercise price of $0.40 that were previously issued to the Selling Shareholders in connection with a private placement that closed on April 17, 2014; (iv) up to 3,085,144 shares (the “Placement Agent Private Placement Offering Warrant Shares”) of common stock issuable upon the exercise of outstanding placement agent’s warrants (the “Placement Agent Private Placement Offering Warrants”) at an exercise price of $0.40 that were previously issued to the placement agent pursuant to an engagement agreement dated November 7, 2013; (v) up to 190,402 shares (the “Placement Agent Debt Offering Warrant Shares”) of common stock issuable upon the exercise of outstanding placement agent’s warrants (the “Placement Agent Debt Offering Warrants”) at an at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to the placement agent pursuant to an engagement agreement dated May 1, 2014; (vi) up to 1,935,484 shares (the “Lender Warrant Shares”) of common stock issuable upon the exercise of outstanding lender’s warrants (the “Lender Warrants”) at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to Venture Lending & Leasing VI, Inc. and Venture Lending & Leasing VII, Inc. (collectively “Lender”) pursuant to a loan and security agreement dated May 30, 2014; (vii) up to 1,575,000 shares (the “Second Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Second Investor Warrants”) at an exercise price of $0.20 that were previously issued to the Selling Shareholders in connection with a private placement that closed in January 2013; and (viii) up to 5,665,000 shares (the “Third Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Third Investor Warrants”) at an exercise price of $0.20 that were previously issued to the Selling Shareholders in connection with a private placement that closed in January 2013.The First Investor Warrants, Second Investor Warrants, Third Investor Warrants, Placement Agent Private Placement Warrants, Placement Agent Debt Offering Warrants and Lender Warrants are referred to collectively as the “Warrants” and the First Investor Warrant Shares, Second Investor Warrant Shares, Third Investor Warrant Shares, Placement Agent Private Placement Warrant Shares, Placement Agent Debt Offering Warrant Shares and Lender Warrant Shares issuable under the Warrants are referred to collectively as the “Warrant Shares”

The Company will not receive any proceeds from the sale of the Purchased Shares or the Warrant Shares covered by this prospectus. All of the net proceeds from the sale of the Purchased Shares and the Warrant Shares will go to the Selling Shareholder. Upon exercise of the First Investor Warrants or the Placement Agent Private Placement Warrants, however, we will receive $0.40 per share. Upon exercise of the Second Investor Warrants or the Third Investor Warrants, however, we will receive $0.20 per share. Upon exercise of the Placement Agent Debt Offering Warrants or the Lender Warrants, we will receive the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 per share. Any proceeds received from the exercise of the Warrants will be used for general working capital and other corporate purposes.

The Selling Shareholder may sell the common stock from time to time at prices established on the Over the Counter Pink Sheet Sheets (“OTC Pink Sheets”) or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Shareholders. The Selling Shareholders may engage brokers, dealers or agents who may receive commissions or discounts from the Selling Shareholders. The Company will pay all the expenses incident to the registration of the Purchased Shares and the Warrant Shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder.

Our common stock is currently quoted on the OTC Pink Sheets under the symbol “CADY”. On August 14, 2014, the closing price of our common stock was $0.181 per share.

This prospectus covers the resale offering by the Selling Shareholder of 45,052,208 shares of common stock. The Company is concurrently conducting a primary offering for 20,000,000 shares and 10,000,000 warrants to purchase shares of common stock, which is covered in a separate public offering prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 11 BEFORE BUYING ANY SHARES OF DIGITAL CADDIES, INC. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

TABLE OF CONTENTS

Page
Prospectus Summary	9
The Offering	67
Risk Factors	11
Determination of Offering Price	19
Use of Proceeds	69
Selling Shareholders	70
Plan of Distribution; Terms of the Offering	78
Description of Property	23
Description of Securities	23
Description of Our Business	26
Legal Proceedings	34
Market Price of and Dividends on the Registrant’s Common Equity And Related Stockholder Matters	34
Management’s Discussion and Analysis	37
Directors, Executive Officers, Promoters and Control Persons	40
Executive Compensation	44
Security Ownership of Certain Beneficial Owners and Management	46
Certain Relationships and Related Transactions	47
Legal Matters	48
Experts	48
Commission Position of Indemnification for Securities Act Liabilities	48
Where you can find more Information	48
Index to Financial Statements	49

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

SUMMARY OF THIS OFFERING

Securities being offered	Up to 45,052,208 shares of common stock of the Company, which includes: (i) up to 20,567,630 shares (the “2014 Purchased Shares”) of common stock previously issued at a price of $0.20 per share to the Selling Shareholders in connection with a private placement that closed on April 17, 2014; (ii) up to 1,749,733 shares (the “2013 Purchased Shares”) of common stock previously issued at a price of $0.15 per share to the Selling Shareholders in connection with a private placement that closed on October 28, 2013; (iii) up to 10,283,815 shares (the “First Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “First Investor Warrants”) at an exercise price of $0.40 that were previously issued to the Selling Shareholders in connection with a private placement that closed on April 17, 2014; (iv) up to 3,085,144 shares (the “Placement Agent Private Placement Offering Warrant Shares”) of common stock issuable upon the exercise of outstanding placement agent’s warrants (the “Placement Agent Private Placement Offering Warrants”) at an exercise price of $0.40 that were previously issued to the placement agent pursuant to an engagement agreement dated November 7, 2013; (v) up to 190,402 shares (the “Placement Agent Debt Offering Warrant Shares”) of common stock issuable upon the exercise of outstanding placement agent’s warrants (the “Placement Agent Debt Offering Warrants”) at an at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to the placement agent pursuant to an engagement agreement dated May 1, 2014; (vi) up to 1,935,484 shares (the “Lender Warrant Shares”) of common stock issuable upon the exercise of outstanding lender’s warrants (the “Lender Warrants”) at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to Venture Lending & Leasing VI, Inc. and Venture Lending & Leasing VII, Inc. (collectively “Lender”) pursuant to a loan and security agreement dated May 30, 2014; (vii) up to 1,575,000 shares (the “Second Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Second Investor Warrants”) at an exercise price of $0.20 that were previously issued to the Selling Shareholders in connection with a private placement that closed in January 2013; and (viii) up to 5,665,000 shares (the “Third Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Third Investor Warrants”) at an exercise price of $0.20 that were previously issued to the Selling Shareholders in connection with a private placement that closed in January 2013. The First Investor Warrants, Second Investor Warrants, Third Investor Warrants, Placement Agent Private Placement Warrants, Placement Agent Debt Offering Warrants and Lender Warrants are referred to collectively as the “Warrants” and the First Investor Warrant Shares, Second Investor Warrant Shares, Third Investor Warrant Shares, Placement Agent Private Placement Warrant Shares, Placement Agent Debt Offering Warrant Shares and Lender Warrant Shares issuable under the Warrants are referred to collectively as the “Warrant Shares” Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering(1)	89,734,973 shares of common stock

Number of shares outstanding after the offering(2)	114,219,551 shares of common stock

Net Proceeds to the Company	We will not receive proceeds from the resale of shares by the Selling Shareholders. The Company shall receive proceeds in the event the Selling shareholders exercise the Warrants.

Risk factors	An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

(1)	Based on the number of shares issued and outstanding as of August 14, 2014, not including 24,484,578 shares issuable upon exercise of options and warrants to purchase our common stock, including the Warrant Shares being offered for sale under this prospectus.

(2)	Assumes full exercise of the Warrant Shares held by the Selling Shareholders (and excluding all other shares issuable upon exercise of outstanding options and warrants).

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the Selling Shareholders covered by this prospectus. The Company may receive proceeds in the event the Selling Shareholders exercise the Warrants. All proceeds from the sale of shares of common stock offered under this prospectus will be for the account of the Selling Shareholders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” The Company has agreed to bear the expenses relating to the registration of the common stock for the Selling Shareholder.

All of the net proceeds from the sale of the Purchased Shares and the Warrant Shares will go to the Selling Shareholder. Upon exercise of the First Investor Warrants or the Placement Agent Private Placement Warrants, however, we will receive $0.40 per share. Upon exercise of the Second Investor Warrants or the Third Investor Warrants, however, we will receive $0.20 per share. Upon exercise of the Placement Agent Debt Offering Warrants or the Lender Warrants, we will receive the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 per share. Any proceeds received from the exercise of the Warrants will be used for general working capital and other corporate purposes. The Warrants may expire without having been exercised. Even if the Warrants are exercised, we cannot predict when it will be exercised and when the Company would receive the proceeds. We intend to use any proceeds we receive upon exercise of the Warrant for general working capital and other corporate purposes.

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDERS

This prospectus covers the resale by our Selling Shareholder of an aggregate of 45,052,208 shares of common stock of the Company, which includes: (i) up to 20,567,630 shares (the “2014 Purchased Shares”) of common stock previously issued at a price of $0.20 per share to the Selling Shareholders in connection with a private placement that closed on April 17, 2014; (ii) up to 1,749,733 shares (the “2013 Purchased Shares”) of common stock previously issued at a price of $0.15 per share to the Selling Shareholders in connection with a private placement that closed on October 28, 2013; (iii) up to 10,283,815 shares (the “First Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “First Investor Warrants”) at an exercise price of $0.40 that were previously issued to the Selling Shareholders in connection with a private placement that closed on April 17, 2014; (iv) up to 3,085,144 shares (the “Placement Agent Private Placement Warrant Shares”) of common stock issuable upon the exercise of outstanding placement agent’s warrants (the “Placement Agent Private Placement Warrants”) at an exercise price of $0.40 that were previously issued to the placement agent pursuant to an engagement agreement dated November 7, 2013; (v) up to 190,402 shares (the “Placement Agent Debt Offering Warrant Shares”) of common stock issuable upon the exercise of outstanding placement agent’s warrants (the “Placement Agent Debt Offering Warrants”) at an at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to the placement agent pursuant to an engagement agreement dated May 1, 2014; (vi) up to 1,935,484 shares (the “Lender Warrant Shares”) of common stock issuable upon the exercise of outstanding lender’s warrants (the “Lender Warrants”) at an exercise price equal to the lesser of $0.31 or the 90-day VWAP closing price of the Company’s common stock for the 90-day period ending on August 28, 2014 that were previously issued to Venture Lending & Leasing VI, Inc. and Venture Lending & Leasing VII, Inc. (collectively “Lender”) pursuant to a loan and security agreement dated May 30, 2014; (vii) up to 1,575,000 shares (the “Second Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Second Investor Warrants”) at an exercise price of $0.20 that were previously issued to the Selling Shareholders in connection with a private placement that closed in January 2013; and (viii) up to 5,665,000 shares (the “Third Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Third Investor Warrants”) at an exercise price of $0.20 that were previously issued to the Selling Shareholders in connection with a private placement that closed in January 2013.

The following table sets forth the number of shares of our common stock held of record by the Selling Shareholders as of July 29, 2014, assuming full exercise of the Warrants held by such Selling Shareholders on that date; the number of shares of our common stock being offered by such Selling Shareholders pursuant to this prospectus; the number of shares of our common stock beneficially owned by the Selling Shareholder upon completion of the offering and the percentage of beneficial ownership of the Selling Shareholder upon completion of the offering, based upon 89,734,973 shares of our common stock outstanding as of July 29, 2014, assuming full exercise of the Warrants held by the Selling Shareholders and outstanding on that date. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Shareholders may offer all or part of the shares for resale from time to time. However, the Selling Shareholders are under no obligation to sell all or any portion of such shares nor are the Selling Shareholders obligated to sell any shares immediately upon effectiveness of this prospectus.  All information with respect to share ownership has been furnished by the Selling Shareholders.

The following table sets forth:

•	the name of the selling stockholders,
•	the number of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of the shares under this Prospectus,
•	the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholders under this Prospectus, and
•	the number and percentage of shares of our common stock to be beneficially owned by the selling stockholders after the offering of the shares (assuming all of the offered shares are sold by the selling stockholders).

The selling stockholders have never served as our officer or director or any of its predecessors or affiliates within the last three years, nor have the selling stockholders had a material relationship with us. The selling stockholders are neither a broker-dealer nor an affiliate of a broker-dealer. The selling stockholders did not have any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

The selling stockholders may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. The selling stockholders are under no obligation, however, to sell any shares pursuant to this Prospectus.

Name of Selling Shareholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering(1)	Shares to be Offered	Shares Beneficially Owned After the Offering(2)	Percentage Beneficially Owned after the Offering(3)
A. Morgan Wright		375,000	375,000	0	0%
Adam Bledsoe	Assignee of Placement Agent	20,040	20,040	0	0%
Alan/Jacqueline Reed Family Trust – B (4)		187,500	187,500	0	0%
Allan Kaplan		1,000,000	1,000,000	0	0%
Allen Gabriel		120,000	120,000	0	0%
Allen Landstrom	Assignee of Placement Agent	3,750	3,750	0	0%
Anand Chakraborty		187,500	187,500	0	0%
Andrew Loza		1,000,000	1,000,000	0	0%
Anthony & Angela Reed Family Trust (5)		375,000	375,000	0	0%
Anthony Farello		187,500	187,500	0	0%
Anthony Stolarski		243,810	243,810	0	0%
Austin Mansur		300,000	300,000	0	0%
Basil Christakos	Assignee of Placement Agent	10,000	10,000	0	0%
BBS Capital Fund, LP (6)		3,750,000	3,750,000	0	0%
Bouaheuang Xayavang		225,000	225,000	0	0%
Brenna Tanzosh		187,500	187,500	0	0%
Brett Darrow		250,000	250,000	0	0%
Bryan Hangen	Assignee of Placement Agent	10,000	10,000	0	0%
Cana Management Ltd. (7)		500,000	500,000
Cannella, Phil		337,500	337,500	0	0%
Chris Clark	Assignee of Placement Agent	326,995	326,995	0	0%
Chris Lahiji		150,600	150,600	0	0%
Christopher R. Hermann		187,500	187,500	0	0%
Christopher Reed, 1991 Trust (8)		187,500	187,500	0	0%
Clark Schierle		192,000	192,000	0	0%
Clint Smith	Assignee of Placement Agent	500	500	0	0%
Connie Schadewitz	Assignee of Placement Agent	2,800	2,800	0	0%
Craig G. Johnson, 2007 Declaration of Trust (9)		187,500	187,500	0	0%
Cranshire Capital Master Fund, Ltd. (10)		562,500	562,500	0	0%
Curt A. Christeson		75,000	75,000	0	0%
Dale Jones		75,000	75,000	0	0%
Daniel Egeland		187,500	187,500	0	0%
David K. Bender		150,000	150,000	0	0%
David Kanarvogel	Assignee of Placement Agent	512	512	0	0%
David Schneider		75,000	75,000	0	0%
Dennis Tasler		375,000	375,000	0	0%
Don Wanek	Assignee of Placement Agent	10,000	10,000	0	0%
Doug Newell		50,000	50,000	0	0%
Drew Bledsoe		187,500	187,500	0	0%
Dugas, Michael		187,500	187,500	0	0%
EEJ Millennium F.L.P. (11)		187,500	187,500	0	0%
Equity Trust Company FBO William Brown IRA (12)		270,000	270,000	0	0%
Erie Partners Ltd. (13)		375,000	375,000	0	0%
Ernie Kreitenberg, Attorney at Law Defined Benefit Pension Plan (14)		187,500	187,500	0	0%
Eugene Taylor		562,500	562,500	0	0%
Frank A. Halpin & Anna E. Halpin		225,000	225,000	0	0%
Frank Magdlen		75,000	75,000	0	0%
Frontier Consulting Ltd.		50,000	50,000	0	0%
Gary L. Bates		50,000	50,000	0	0%
Gary Saccaro	Assignee of Placement Agent	10,650	10,650	0	0%
Golf North America LLC (15)		4,875,000	4,875,000	0	0%
Goff VC Fund CADY, LLC (16)		350,385	350,385	0	0%
Grossman Family Trust (17)		187,500	187,500	0	0%
Hitter Family Limited Partnership (18)		300,000	300,000	0	0%
Howard C. Hutt		225,000	225,000	0	0%
Ian Holliday		50,000	50,000	0	0%
Irene R. Friesen		1,333,400	1,333,400	0	0%
Jason Chiriano		120,000	120,000	0	0%
Jennifer M. Culpepper		50,000	50,000	0	0%
Joe Hede	Assignee of Placement Agent	2,000	2,000	0	0%
Joe N. and Jamie W. Behrendt Revocable Trust (19)		187,500	187,500	0	0%
John Michael Keenan		50,000	50,000	0	0%
Jon Nelson	Assignee of Placement Agent	1,900	1,900	0	0%
Joseph Abrams		375,000	375,000	0	0%
Joseph Feldman		187,500	187,500	0	0%
Joseph Gagliardo		1,125,000	1,125,000	0	0%
Judy Miller		150,000	150,000	0	0%
Kathleen Lockwood		187,500	187,500	0	0%
Kevin Graetz	Assignee of Placement Agent	2,000	2,000	0	0%
KG Investments, LLC (20)		1,500,000	1,500,000	0	0%
Kyle M. Bollman		93,750	93,750	0	0%
Lanny Sachnowitz		150,000	150,000	0	0%
Larry Cohen	Assignee of Placement Agent	10,500	10,500	0	0%
Laurence Dunn		187,500	187,500	0	0%
Marc Lonson		450,000	450,000	0	0%
Marc Schwalb		1,000,000	1,000,000	0	0%
Margaret Lorraine Maxfield	Assignee of Placement Agent	50,000	50,000	0	0%
Mark Finckle	Assignee of Placement Agent	292,542	292,542	0	0%
Markus Dobler		150,000	150,000	0	0%
Mervyn Pidherney		225,000	225,000	0	0%
Michael Fishman		187,500	187,500	0	0%
MIS Equity Strategies, L.P. (21)		750,000	750,000	0	0%
Natan and Miryam Vishlitzky		562,500	562,500	0	0%
Nathan Friesen		33,000	33,000	0	0%
Oppenheim/Slagle Family Trust, Alfred D. Oppenheim Trustee (22)		375,000	375,000	0	0%
Paulson Investment Company LLC. (23)	Placement Agent	761,166	761,166	0	0%
Patrick Finke		155,000	155,000	0	0%
Phil Stillman		100,000	100,000	0	0%
Porter Partners L.P. (24)		1,500,000	1,500,000	0	0%
Rachel B. Miller		50,000	50,000	0	0%
Rajaee Trust dated 4/23/99 (25)		187,500	187,500	0	0%
Renea Johnson		187,500	187,500	0	0%
Renouf Family Trust (26)		187,500	187,500	0	0%
Richard Milsner		93,750	93,750	0	0%
Robert Bostelman	Assignee of Placement Agent	1,550	1,550	0	0%
Robert Monroe		100,000	100,000	0	0%
Robert Setteducati	Assignee of Placement Agent	326,995	326,995	0	0%
Russo, Francis		525,000	525,000	0	0%
Samuel A. Fisher		750,000	750,000	0	0%
Sean J. Coleman		93,750	93,750	0	0%
Sean Ryan Smith		50,000	50,000	0	0%
Sheldon Miller		600,000	600,000	0	0%
Starla Goff	Assignee of Placement Agent	896	896	0	0%
Stephen Lesser		300,000	300,000	0	0%
Stephen Shumpert		600,000	600,000	0	0%
Steven Vesterguard		333,333	333,333	0	0%
Steven Bennett		125,000	125,000	0	0%
Terry Kenneweg		150,000	150,000	0	0%
The Bennett and Janice Derman Family Trust dated 1/16/1998 (27)		187,500	187,500	0	0%
The Diaz Family Trust (28)		300,000	300,000	0	0%
The Vilmur Family Trust, Roger M. Vilmur Trustee (29)		150,000	150,000	0	0%
Thomas Koenig		150,000	150,000	0	0%
Thomas Prasil		1,125,000	1,125,000	0	0%
Tim Touloukian	Assignee of Placement Agent	700	700	0	0%
Tom Parigian	Assignee of Placement Agent	326,995	326,995	0	0%
Tony Parrish		250,000	250,000	0	0%
Trent Davis	Assignee of Placement Agent	174,224	174,224	0	0%
Venture Lending & Leasing VI, Inc.	Lender	967,742	967,742	0	0%
Venture Lending & Leasing VI, Inc.	Lender	967,742	967,742	0	0%
Walter M. Miller		500,000	500,000	0	0%
Weiss Accountancy 401K fbo Mitchell Weiss (30)		187,500	187,500	0	0%
Weiss Accountancy Corp. 401K fbo Scott Weiss (31)		75,000	75,000	0	0%
William Aust		125,000	125,000	0	0%
William and Stephanie Costigan		97,500	97,500	0	0%
William Brown		225,000	225,000	0	0%
William Corbett	Assignee of Placement Agent	926,831	926,831	0	0%
William Norman		110,000	110,000	0	0%
William Sykes		450,000	450,000	0	0%
Yogesh Farswani		187,500	187,500	0	0%

  Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. This table includes the Warrant Shares as part of the Selling Shareholder’s beneficial ownership prior to the offering. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.
  This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this registration statement.
  Percentages are based upon 114,219,551 shares of our common stock outstanding as of August 14, 2014, assuming full exercise of all Warrants held by the Selling Shareholders and outstanding on that date (and excluding all other shares issuable upon exercise of outstanding options and warrants).
  Alan A. Reed (Trustee) has voting and dispositive control over the common shares beneficially owned by the Alan/Jacqueline Reed Family Trust – B.
  Anthony Reed (Co-Trustee) and Angela Reed (Co-Trustee) have voting and dispositive control over the common shares beneficially owned by the Anthony & Angela Reed Family Trust.
  Berke Bakay (Principal) has voting and dispositive control over the common shares beneficially owned by the BBS Capital Fund, LP.
  Ian Holliday has voting and dispositive control over the common shares beneficially owned by the Cana Management Ltd.
  Christopher Reed (Trustee) has voting and dispositive control over the common shares beneficially owned by the Christopher Reed 1991 Trust.
  Craig G, Johnson (Trustee) has voting and dispositive control over the common shares beneficially owned by the Craig G. Johnson 2007 Declaration of Trust.
  Mitchell Kopin (Authorized Signatory) and Keith Goodman (Authorized Signatory) have voting and dispositive control over the common shares beneficially owned by the Cranshire Capital Master Fund, Ltd..
  Elizabth Derman (General Partner) has voting and dispositive control over the common shares beneficially owned by EEJ Millenium F.L.P.
  William Brown (Authorized Signatory) has voting and dispositive control over the common shares beneficially owned by the Equity Trust Compnay FBO William Brown Roth IRA.
  E. Barry Mansur (President) has voting and dispositive control over the common shares beneficially owned by Erie Partners, LP.
  Ernie Kreitenberg (Trustee) has voting and dispositive control over the common shares beneficially owned by the Ernie Kreitenberg, Attorney at Law Defined Benefit Pension Plan.
  J. Russell Perlich (Manager) has voting and dispositive control over the common shares beneficially owned by Golf North America LLC.
  Caroline Bombardi (Managing Member) has voting and dispositive control over the common shares beneficially owned by Goff VC Fund CADY, LLC.
  Keith Grossman (Trustee) and Jennifer Grossman (Trustee) have voting and dispositive control over the common shares beneficially owned by the Grossman Family Trust.
  Steve Hitter (Managing Partner) has voting and dispositive control over the common shares beneficially owned by the Hitter Family Ltd. Partnership.
  Joe Behrendt (Trustee) has voting and dispositive control over the common shares beneficially owned by the Joe N. and Jamie W. Behrendt Revocable Trust.
  Alan Kaplan (Member Manager) has voting and dispositive control over the common shares beneficially owned by KG Investments LLC.
  Anthony Reed (Manager) has voting and dispositive control over the common shares beneficially owned by MIS Equity Strategies LP.
  Alfred D. Oppenheim (Trustee) has voting and dispositive control over the common shares beneficially owned by Oppenheim/Slagle Family Trust.
  Trent D. Davis (Principal Executive Officer of Paulson Capital (Delaware) Corp., which is the parent company of Paulson Investment Company LLC) has voting and dispositive control over the common shares beneficially owned by Paulson Investment Company LLC
  Jeffrey H. Porter (General Partner) has voting and dispositive control over the common shares beneficially owned by Porter Partners LP.
  Behrouz Rajaee (Trustee) has voting and dispositive control over the common shares beneficially owned by Rajaee Trust dated 4/23/99.
  Jack Renouf (Trustee) has voting and dispositive control over the common shares beneficially owned by Renouf Family Trust.
  Bennett Derman (Trustee) and Janice Derman (Trustee) have voting and dispositive control over the common shares beneficially owned by the Bennett and Janice Derman Family Trust dated 1/16/1998.
  Noel Diaz (Trustee) and Sara Diaz (Trustee) have voting and dispositive control over the common shares beneficially owned by the Diaz Family Trust.
  Mitchell Weiss (Trustee) has voting and dispositive control over the common shares beneficially owned by the Weiss Accountancy 401K fbo Mitchell Weiss.
  Mitchell Weiss (Trustee) has voting and dispositive control over the common shares beneficially owned by the Weiss Accountancy 401K fbo Mitchell Weiss.
  Scott Weiss (Trustee) has voting and dispositive control over the common shares beneficially owned by the Weiss Accountancy Corp. 401K fbo Scott Weiss.

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Selling Stockholders

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

  Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  Block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
  Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  An exchange distribution in accordance with the rules of the applicable exchange;
  Privately negotiated transactions;
  Short sales after this registration statement becomes effective;
  Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
  Through the writing of options on the shares;
  A combination of any such methods of sale; and
  Any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The Selling Stockholders and any brokers, dealers or agents, upon affecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.  Notwithstanding the foregoing and the Agent Agreement with Paulson, if the Company decides to engage a placement agent in connection with this registration statement, then the Company shall be obligated to pay the fees connected to the placement agent.

The Company has agreed to pay all fees and expenses incident to the registration of the shares of common stock. The Selling Stockholders intend to sell/distribute the shares of common stock that they acquire from the Company in the open market.

The Selling Stockholders shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholders. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If Selling Stockholders uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Stockholders.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, the Selling Stockholders are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the Selling Stockholders of the requirements for delivery of this Prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the Registration Rights Agreement, the Selling Stockholders shall not sell stock short, either directly or indirectly through its affiliates, principals or advisors, our common stock during the term of the agreement.

[RESALE PROSPECTUS ALTERNATE PAGE]

PROSPECTUS

DIGITAL CADDIES, INC.

15210 N Scottsdale Rd., Suite 280

Scottsdale, AZ 85254

45,052,208 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 2014

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$2,565.44
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$4,000
Accounting fees and expenses	$40,000
Legal fees and expense	$20,000
Blue Sky fees and expenses	$0
Miscellaneous	$20,000
Total	$86,565.44

All amounts are estimates other than the Commission’s registration fee and legal fees and expenses. The Company is paying all expenses of the offering listed above.

Item 14. Indemnification Of Directors And Officers.

Our Articles of Incorporation provide for the indemnification of our officers and directors to the extent provided by the Oklahoma General Corporation Law, as follows.

Oklahoma General Corporation Law

Oklahoma General Corporation Law section 181031 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Oklahoma General Corporation Law section 181051.

Oklahoma General Corporation Law section 181031 provides as follows with respect to indemnification of directors, officers, employees and agents:

A. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

B. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

C. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsection A or B of this section, or in defense of any claim, issue, or matter therein, the person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection therewith.

D. Any indemnification under the provisions of subsection A or B of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsection A or B of this section.  This determination shall be made, with respect to a person who is a director or officer at the time of the determination:

1. By a majority vote of the directors who are not parties to the action, suit, or proceeding, even though less than a quorum;

2. By a committee of directors designated by a majority vote of directors, even though less than a quorum;

3. If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

4. By the shareholders.

E. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized by the provisions of this section.  Expenses incurred by former directors or officers or other employees and agents may be paid upon the terms and conditions, if any, as the corporation deems appropriate.

F. The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding an office.

G. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against liability under the provisions of this section.

H. For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, or agents, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as the person would have with respect to the constituent corporation if its separate existence had continued.

I. For purposes of this section, references to "other enterprises" shall include, but are not limited to, employee benefit plans; references to "fines" shall include, but are not limited to, any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include, but are not limited to, any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services, by the director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

J. The indemnification and advancement of expenses provided by or granted pursuant to this section, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

K. The district court is vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.  The court may summarily determine a corporation's obligation to advance expenses including attorneys' fees.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Oklahoma law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

To the best knowledge of the present management of the Company, the list identified below identifies all events, in chronological order, that resulted in changes in total shares outstanding by the Company (1) within the two-year period ending on the last day of the Company’s most recent fiscal year and (2) since the last day of the Company’s most recent fiscal year.

During the six months ended April 30, 2014, there were 20,566,730 total shares of common issued for cash of $3,682,173.

During the year ended October 31, 2013, there were 15,929,733 shares of common stock issued for cash of $1,680,460.

During the year ended October 31, 2012, there were 300,000 shares of common stock issued for cash of $30,000.

Other previous share issuances:

During November and December 2011, the Company issued 9,000,000 restricted common stock shares to satisfy convertible notes of $20,000.

On April 12, 2013, the Company issued 1,000,000 restricted common stock shares to satisfy compensation owed to a consultant, who is also a related party, for amount of $218,090.

On April 12, 2013, the Company issued 4,000,000 restricted common stock shares to satisfy compensation owed to the CEO for amount of $352,410.

On April 12, 2013, the Company issued 400,000 restricted common stock shares to satisfy compensation owed to a consultant for amount of $129,500.

On April 30, 2013, $145,000 of note payable due to shareholders was converted to 1,450,000 shares of common stock.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of  the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
3.1*	Certificate of Incorporation
3.2*	Amended Certificate of Incorporation
3.3*	Series A Preferred Stock Designation and Series B Preferred Stock Designation (Consolidated)
3.4*	Bylaws
5.1*	Legal Opinion of Zouvas Law Group, P.C.
10.1*	Agency Agreement dated November 7, 2013 by and between Digital Caddies, Inc. and Paulson Investment Company, Inc.
10.2*	Form of Registration Rights Agreement.
10.3*	Loan and Security Agreement between the Company and Venture Lending & Leasing VI, Inc. and Venture Lending & Leasing VII, Inc. dated May 30, 2014
10.4*	Agency Agreement dated May 1, 2014 by and between Digital Caddies, Inc. and Paulson Investment Company, Inc.
10.5*	Employment Agreement dated June 1, 2007 with Brad Nightingale
10.6*	Employment Agreement dated March 15, 2013 with Mike Loustalot
23.1*	Consent of Malone Bailey LLP
23.2*	Consent of Zouvas Law Group, P.C.

* Attached hereto.

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

If the registrant is relying on Rule 430A:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on August 19, 2014.

DIGITAL CADDIES, INC.

By:	/s/ Brad Nightingale
Name: Brad Nightingale
Title: Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive and Financial Officer)

By:	/s/ Mike Loustalot
Name: Mike Loustalot
Title: President and Director

By:	/s/ Theodore Konyi
Name: Theodore Konyi
Title: Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad Nightingale	President, Chief Executive Officer,	August 19, 2014
Brad Nightingale	Chief Financial Officer and Director
(Principal Executive and Financial Officer)

/s/ Mike Loustalot	President and Director	August 19, 2014
Mike Loustalot

/s/ Theodore Konyi	Secretary, Teasurer and Director	August 19, 2014
Theodore Konyi

/s/ Mike Carney	Director	August 19, 2014
Mike Carney